                                                                  Exhibit 10.46*



                                CREDIT AGREEMENT


                         Dated as of September 20, 2000


                                      among

                          WESTERN DIGITAL CORPORATION,


                                  as Borrower,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,


                               as Credit Parties,

                 THE LENDERS SIGNATORY HERETO FROM TIME TO TIME,


                                   as Lenders,

                      GENERAL ELECTRIC CAPITAL CORPORATION,


                          as Administrative Agent, and

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent



* Portions of this document have been omitted pursuant to a confidential treatment request filed with the Securities and Exchange Commission. Such portions have been provided separately to the Securities and Exchange Commission.

                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
1. AMOUNT AND TERMS OF CREDIT .....................................................       1
   1.1    Credit Facilities .......................................................       1
   1.2    Letters of Credit .......................................................       4
   1.3    Prepayments .............................................................       4
   1.4    Use of Proceeds .........................................................       6
   1.5    Interest and Applicable Margins .........................................       6
   1.6    Eligible Accounts .......................................................       8
   1.7    [intentionally omitted] .................................................      10
   1.8    Cash Management System ..................................................      10
   1.9    Fees ....................................................................      10
   1.10   Receipt of Payments .....................................................      11
   1.11   Application and Allocation of Payments ..................................      11
   1.12   Loan Account and Accounting .............................................      12
   1.13   Indemnity ...............................................................      12
   1.14   Access ..................................................................      13
   1.15   Taxes ...................................................................      14
   1.16   Capital Adequacy; Increased Costs; Illegality ...........................      14
   1.17   Single Loan .............................................................      16
   1.18   WD UK and WD IS .........................................................      16

   1.19   Bank Products ...........................................................      16
2. CONDITIONS PRECEDENT ...........................................................      16
   2.1    Conditions to the Initial Loans .........................................      16
   2.2    Further Conditions to Each Loan .........................................      18
3. REPRESENTATIONS AND WARRANTIES .................................................      18
   3.1    Corporate Existence; Compliance with Law ................................      18
   3.2    Executive Offices; Collateral Locations; FEIN ...........................      19
   3.3    Corporate Power, Authorization, Enforceable Obligations .................      19
   3.4    Financial Statements and Projections ....................................      19
   3.5    Material Adverse Effect .................................................      20
   3.6    Ownership of Property; Liens ............................................      20
   3.7    Labor Matters ...........................................................      21
   3.8    Ventures, Subsidiaries and Affiliates; Outstanding Stock and
          Indebtedness ............................................................      21
   3.9    Government Regulation ...................................................      21
   3.10   Margin Regulations ......................................................      22
   3.11   Taxes ...................................................................      22
   3.12   ERISA ...................................................................      22
   3.13   No Litigation ...........................................................      23
   3.14   Brokers .................................................................      23
   3.15   Intellectual Property ...................................................      23
   3.16   Full Disclosure .........................................................      24

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
   3.17   Environmental Matters ...................................................      24
   3.18   Insurance ...............................................................      25
   3.19   Deposit and Disbursement Accounts .......................................      25
   3.20   Government Contracts ....................................................      25
   3.21   Customer and Trade Relations ............................................      25
   3.22   Agreements and Other Documents ..........................................      25
   3.23   Solvency ................................................................      25
   3.24   Subordinated Debt .......................................................      25
4. FINANCIAL STATEMENTS AND INFORMATION                                                  26
   4.1    Reports and Notices .....................................................      26
   4.2    Communication with Accountants ..........................................      26
5. AFFIRMATIVE COVENANTS ..........................................................      26
   5.1    Maintenance of Existence and Conduct of Business ........................      27
   5.2    Payment of Obligations ..................................................      27
   5.3    Books and Records .......................................................      27
   5.4    Insurance; Damage to or Destruction of Collateral; Condemnation .........      28
   5.5    Compliance with Laws ....................................................      30
   5.6    Supplemental Disclosure .................................................      30
   5.7    Intellectual Property ...................................................      30
   5.8    Environmental Matters ...................................................      30
   5.9    Landlords' Agreements, Mortgagee Agreements and Bailee Letters ..........      31
   5.10   Further Assurances ......................................................      31
6. NEGATIVE COVENANTS .............................................................      31
   6.1    Mergers, Subsidiaries, Etc ..............................................      31
   6.2    Investments; Loans and Advances .........................................      34
   6.3    Indebtedness ............................................................      34
   6.4    Employee Loans and Affiliate Transactions ...............................      35
   6.5    Capital Structure and Business ..........................................      35
   6.6    Guaranteed Indebtedness .................................................      36
   6.7    Liens ...................................................................      36
   6.8    Sale of Stock and Assets ................................................      36
   6.9    ERISA ...................................................................      37
   6.10   Financial Covenants .....................................................      37
   6.11   Hazardous Materials .....................................................      37
   6.12   Sale-Leasebacks .........................................................      37
   6.13   Cancellation of Indebtedness ............................................      37
   6.14   Restricted Payments .....................................................      37
   6.15   Change of Corporate Name or Location; Change of Fiscal Year .............      38
   6.16   No Impairment of Intercompany Transfers .................................      38
   6.17   No Speculative Transactions .............................................      38
   6.18   Leases ..................................................................      38
   6.19   Changes Relating to Subordinated Debt ...................................      38
   6.20   Inactive Subsidiaries ...................................................      39

7. TERM ...........................................................................      39
   7.1    Termination .............................................................      39
   7.2    Survival of Obligations Upon Termination of Financing Arrangements ......      39
8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES .........................................      39
   8.1    Events of Default .......................................................      39
   8.2    Remedies ................................................................      41
   8.3    Waivers by Credit Parties ...............................................      42
9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF CO-AGENTS ........................      42
   9.1    Assignment and Participations ...........................................      42
   9.2    Appointment of Co-Agents ................................................      44
   9.3    Co-Agents' Reliance, Etc ................................................      45
   9.4    GE Capital, Bank of America and their Affiliates ........................      45
   9.5    Lender Credit Decision ..................................................      45
   9.6    Indemnification .........................................................      46
   9.7    Successor Co-Agents .....................................................      46
   9.8    Setoff and Sharing of Payments ..........................................      47
   9.9    Advances; Non-Funding Lenders; Information; Actions in Concert ..........      47
   9.10   Relationship Between Co-Agents ..........................................      49
10. SUCCESSORS AND ASSIGNS ........................................................      49
11. MISCELLANEOUS .................................................................      50
   11.1    Complete Agreement; Modification of Agreement ..........................      50
   11.2    Amendments and Waivers .................................................      50
   11.3    Fees and Expenses ......................................................      52
   11.4    No Waiver ..............................................................      53
   11.5    Remedies ...............................................................      53
   11.6    Severability ...........................................................      53
   11.7    Conflict of Terms ......................................................      53
   11.8    Confidentiality ........................................................      54
   11.9    GOVERNING LAW ..........................................................      54
   11.10   Notices ................................................................      55
   11.11   Section Titles .........................................................      55
   11.12   Counterparts ...........................................................      55
   11.13   WAIVER OF JURY TRIAL ...................................................      55
   11.14   Press Releases .........................................................      56
   11.15   Reinstatement ..........................................................      56
   11.16   Advice of Counsel ......................................................      56
   11.17   No Strict Construction .................................................      56

                    INDEX OF APPENDICES

Annex A (Recitals)                  -  Definitions
Annex B (Section 1.2)               -  Letters of Credit
Annex C (Section 1.8)               -  Cash Management System
Annex D (Section 2.1(a))            -  Schedule of Documents
Annex E (Section 4.1(a))            -  Financial Statements and Projections -- Reporting
Annex F (Section 4.1(b))            -  Collateral Reports
Annex G (Section 6.10)              -  Financial Covenants
Annex H (Section 9.9(a))            -  Lenders' Wire Transfer Information
Annex I (Section 11.10)             -  Notice Addresses

Annex J (Annex A)                   -  Commitments as of Closing Date
Exhibit 1.1(a)(i)                   -  Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)                  -  Form of Revolving Note
Exhibit 1.1(b)(ii)                  -  Form of Swing Line Note
Exhibit 1.5(e)                      -  Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                      -  Form of Borrowing Base Certificate

Exhibit 9.1(a)                      -  Form of Assignment Agreement
Schedule (1.1)                      -  Agent Representative
Disclosure Schedule (3.2)           -  Executive Offices; Collateral Locations; FEIN
Disclosure Schedule (3.4(a))        -  Financial Statements
Disclosure Schedule (3.4(b))        -  Projections
Disclosure Schedule (3.6)           -  Real Estate and Leases
Disclosure Schedule (3.7)           -  Labor Matters
Disclosure Schedule (3.8)           -  Ventures and Affiliates; Stock
Disclosure Schedule (3.11)          -  Tax Matters
Disclosure Schedule (3.12)          -  ERISA Plans
Disclosure Schedule (3.13)          -  Litigation
Disclosure Schedule (3.15)          -  Intellectual Property
Disclosure Schedule (3.17)          -  Hazardous Materials
Disclosure Schedule (3.18)          -  Insurance
Disclosure Schedule (3.19)          -  Deposit and Disbursement Accounts
Disclosure Schedule (3.20)          -  Government Contracts
Disclosure Schedule (3.22)          -  Material Agreements
Disclosure Schedule (5.1)           -  Trade Names
Disclosure Schedule (6.3)           -  Indebtedness
Disclosure Schedule (6.5)           -  ***
Disclosure Schedule (6.6)           -  Guaranteed Indebtedness
Disclosure Schedule (6.7)           -  Existing Liens

             THIS CREDIT AGREEMENT ("Agreement") is entered into as of September 20, 2000, by and among WESTERN DIGITAL CORPORATION, a Delaware corporation ("Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself as a Lender, and as Administrative Agent for Lenders and, as the context may require, Security Trustee for Beneficiaries (in such capacity, "Agent"), BANK OF AMERICA, N.A. (in its individual capacity, "Bank of America"), for itself as a Lender, and as documentation agent for Lenders (in such capacity, "Documentation Agent"; Administrative Agent, Documentation Agent and, as the context may require, Security Trustee, are collectively referred to as "Co-Agents" and each, a "Co-Agent"), and the other Lenders signatory hereto from time to time.

                                    RECITALS

             A. Borrower has requested that Lenders extend a revolving credit facility to Borrower of up to One Hundred and Twenty-Five Million Dollars ($125,000,000) in the aggregate for the purpose of providing funds for (i) refinancing certain indebtedness of Borrower, (ii) working capital financing for Borrower and its Subsidiaries, (iii) other general corporate purposes of Borrower and its Subsidiaries, and (iv) certain fees and expenses in connection with the financing transactions contemplated herein; and Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein.

             B. Borrower desires to secure all of its obligations under the Loan Documents by granting to Agent, for the benefit of Co-Agents and Lenders, a security interest in and lien upon all of its existing and after-acquired personal and real property as set forth herein and the other Loan Documents.

             C. Capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All exhibits, schedules, annexes and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

                                    AGREEMENT

             NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     AMOUNT AND TERMS OF CREDIT

       1.1    Credit Facilities

              (a)    Revolving Credit Facility.

                 (i) Subject to the terms and conditions hereof, each Lender agrees to make available to Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Lender hereunder shall be several and not joint. Except to the extent otherwise provided in Section 1.1(a)(iii), the aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Borrowing Base, in each case less the sum of the Letter of Credit Obligations and the Swing Line Loan outstanding at such time ("Borrowing Availability"). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower to the representative of Agent identified in Schedule (1.1) at the address specified therein. Any such notice must be given no later than (1) 10:30 a.m. (California time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or
(2) 10:30 a.m. (California time) on the date that is three Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") shall be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by any Co-Agent. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with Section 1.5(e).

                 (ii) Borrower shall execute and deliver to each Lender a note to evidence the Revolving Loan Commitment of such Lender, which note shall be
(A) in the principal amount of the Revolving Loan Commitment of such Lender, (B) dated the Closing Date and (C) substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and collectively the "Revolving Notes"). Each Revolving Note shall represent the obligation of Borrower to pay the amount of each Lender's Revolving Loan Commitment or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances made to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                 (iii) At the request of Borrower, Agent may (but shall have absolutely no obligation to), in its discretion, make Revolving Credit Advances to Borrower on behalf of Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the Borrowing Base (less the Swing Line Loan) (any such excess Revolving Credit Advances are herein referred to collectively as "Overadvances"); provided, that (A) no such event or occurrence shall cause or constitute a waiver of Agent's, Co-Agents', the Swing Line Lender's or Lenders' right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists or would result therefrom, and (B) any Overadvances shall not constitute a Default or Event of Default due to Borrower's failure to comply with Section 1.3(b)(i) for so long as Agent permits such Overadvance to be outstanding. In addition, Overadvances may be made even if the conditions to lending set forth in Section
2.2 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on demand. Except as otherwise provided in Section 1.11(b), the authority of Agent to make Overadvances (1) is limited to an aggregate amount not to exceed $1,000,000 at any time, (2) shall not cause the Revolving Loan to exceed the Maximum Amount, and (3) may be revoked prospectively by a written notice to Agent signed by any Co-Agent or by Lenders holding fifty percent (50%) or more of the Revolving Loan Commitments.

             (b)          Swing Line Facility.

                 (i) Swing Line Advances. Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of (1) the Maximum Amount and (2) (except for Overadvances) the Borrowing Base, in each case less the outstanding balance of the Revolving Loan at such time ("Swing Line Availability"). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(b). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered by Borrower to Agent in accordance with Section 1.1(a). Any such notice must be given no later than 10:30 a.m. (California time) on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Unless the Swing Line Lender has received at least one Business Day's prior written notice from any Co-Agent or Requisite Lenders instructing it not to make any Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 2.2 (other than the condition precedent set forth in Section 2.2(e)) be entitled to fund such Swing Line Advance and, in connection with such Swing Line Advance, to have each Lender make Revolving Credit Advances in accordance with Section 1.1(b)(iii) and to purchase participating interests in accordance with Section 1.1(b)(iv). Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

                 (ii) Swing Line Note. Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be (A) in the principal amount of the Swing Line Commitment, (B) dated the Closing Date, and (C) substantially in the form of Exhibit 1.1(b)(ii) (the "Swing Line Note"). The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

                 (iii) Refunding of Swing Line Loans. The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, but no less frequently than once weekly, shall on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to such Lender's Pro Rata Share of the principal amount of the Swing Line Loan

(the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.1(i) shall have occurred (in which event the procedures of Section 1.1(b)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Lender shall disburse directly to Agent its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender prior to 12:00 noon (California time) in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

                 (iv) Participation in Swing Line Loans. If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(b)(iii), one of the events described in Sections 8.1(h) or 8.1(i) shall have occurred, then, subject to the provisions of Section 1.1(b)(v) below, each Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

                 (v) Lenders' Obligations Unconditional. Each Lender's obligation to make Revolving Credit Advances in accordance with Section 1.1(b)(iii) and to purchase participating interests in accordance with Section 1.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including: (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased; or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(b)(iii) or 1.1(b)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

             (c) Reliance on Notices. Each Co-Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by such Co-Agent to be genuine. Each Co-Agent may assume that each Person executing and delivering any such notice was duly authorized, unless the responsible individual acting thereon for such Co-Agent has actual knowledge to the contrary.

         1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, and Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

         1.3 Prepayments.

             (a) Voluntary Prepayments. Borrower may at any time on at least five days' prior written notice to each Co-Agent, voluntarily prepay all or part of the Revolving Loan and permanently reduce (but not terminate) the Revolving Loan Commitment; provided, that (i) any such prepayments or reductions shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of such amount and (ii) the Revolving Loan Commitment shall not be reduced to an amount less than the greater of (A) $75,000,000 and (B) the L/C Sublimit. Borrower may at any time on at least ten days' prior written notice to Co-Agents terminate the Revolving Loan Commitment; provided, that upon such termination all Loans and other Obligations shall be immediately due and payable in full and Borrower shall make arrangements, in accordance with the terms and conditions of Annex B, for the satisfaction of any outstanding Letter of Credit Obligations. Any such voluntary prepayment and any such reduction or termination of the Revolving Loan Commitment must be accompanied by payment of the Fee required by
Section 1.9(c), if any, each Co-Agent's and each Lender's out-of-pocket expenses, and payment of any LIBOR funding breakage costs in accordance with
Section 1.13(b). Upon any such prepayment and reduction or termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided, that a permanent reduction of the Revolving Loan Commitment shall require a corresponding pro rata reduction in the L/C Sublimit.

             (b) Mandatory Prepayments.

                 (i) If at any time the outstanding balance of the Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base, in each case less the outstanding Swing Line Loan at such time, then Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess. Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid only on demand.

                 (ii) Except as provided below, immediately upon receipt by any Credit Party of proceeds of any disposition of any of its assets (other than a pledge of (A) any Stock of any Excluded Subsidiary or (B) any Excluded Investment) or any sale of Stock of any Subsidiary of any Credit Party, Borrower shall cause the Loans to be prepaid in an amount equal to all such proceeds, net of (I) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (II) transfer taxes, (III) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (A) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c). Notwithstanding the generality of the foregoing, Borrower shall not be required to prepay the Loans from the proceeds of (x) asset dispositions permitted by Section 6.8(a), (y) the sale of the Stock of any Excluded Subsidiary, or (z) asset dispositions permitted by Sections 6.8(b) through (d) at any time that no Default or Event of Default has occurred and is continuing in an amount not to exceed (1) $250,000 in any single transaction or series of related transactions or (2) $1,000,000 in the aggregate for all such transactions.

                 (iii) If Borrower issues Stock (excluding issuances under the Equity Drawdown Facility), no later than the Business Day following the date of receipt of the cash proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such cash proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

             (c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to Sections 1.3(b)(ii) or (b)(iii) shall be applied as follows: first, to Fees and reimbursable expenses of each Co-Agent then due and payable pursuant to any of the Loan Documents (other than amounts relating to Bank Products); second, to interest then due and payable on the Swing Line Loan; third, to the principal balance of the Swing Line Loan until the same shall have been repaid in full; fourth, to interest then due and payable on the Revolving Credit Advances; fifth, to the outstanding principal balance of Revolving Credit Advances until the same shall have been paid in full; sixth, in the event that Agent has delivered an Activation Notice at any time prior to any such prepayment, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; and seventh, to the payment to Bank of America of any reimbursable amounts relating to Bank Products. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.

             (d) Application of Prepayments from Insurance and Condemnation Proceeds. Prepayments from insurance or condemnation proceeds in accordance with Sections 5.4(c) or 5.4(d), respectively, shall be applied first, to the Swing Line Loans and second to the Revolving Credit Advances. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments.

             (e) No Consent to Prohibited Transactions. Nothing in this Section
1.3 shall be construed to constitute any Co-Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

         1.4 Use of Proceeds. Borrower shall utilize the proceeds of the Revolving Loan and the Swing Line Loan solely for the financing of Borrower's ordinary working capital and general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14).

         1.5 Interest and Applicable Margins.

             (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances and Swing Line Loan outstanding from time to time; as the case may be.

             The Applicable Revolver Index Margin, Applicable Revolver LIBOR Margin, Applicable L/C Margin, and Applicable Unused Line Fee Margin shall be 0.75%, 2.25%, 1.50%, and 0.50% per annum, respectively, as of the Closing Date. The Applicable Revolver Index Margin and Applicable Revolver LIBOR Margin shall be adjusted (up or down) prospectively on a monthly basis as determined by Borrower's Average Borrowing Availability for the immediately preceding month, commencing with the first day of the calendar month immediately following the first full calendar month after the Closing Date, and shall be determined by reference to the following grid:


    Average Borrowing             Applicable Revolver            Applicable Revolver
      Availability                   LIBOR Margin                   Index Margin
-----------------------------------------------------------------------------------------
      > $80,000,000                      2.25%                          0.75%
-----------------------------------------------------------------------------------------
   > $60,000,000, but
      < or = to $80,000,000              2.50%                          1.00%
-----------------------------------------------------------------------------------------

      < or = $60,000,000                 3.00%                          1.50%


             All adjustments in the Applicable Revolver Index Margin and Applicable Revolver LIBOR Margin shall be implemented on the first day of each calendar month following a calendar month for which the Average Borrowing Availability, as determined by Agent, necessitates such an adjustment. If a Default or an Event of Default shall have occurred and be continuing at the time any reduction is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

             (b) If any payment of any of the Obligations becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

             (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such Fees or interest are payable. Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrower (absent manifest error).

             (d) So long as an Event of Default shall have occurred and be continuing under Section 8.1(a), 8.1(h) or 8.1(i), or so long as any other Default or Event of Default shall have occurred and be continuing and at the election of Co-Agents (or upon the written request of

Requisite Lenders) confirmed by written notice from Co-Agents to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2.0%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder (the "Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

             (e) Subject to the conditions precedent set forth in Section 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans,
(iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 10:30 a.m. (California time) on the third Business Day prior to (A) the date of any proposed Advance that is to bear interest at the LIBOR Rate, (B) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (C) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 10:30 a.m. (California time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or the additional conditions precedent set forth in
Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e).

             (f) Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

         1.6 Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to each Co-Agent and on any other information available to Co-Agents, Co-Agents shall in their reasonable credit judgment determine which Accounts of Borrower shall be "Eligible Accounts" for purposes of this Agreement. In determining whether a particular Account constitutes an Eligible Account, Co-Agents shall not include any such Account to which any of the exclusionary criteria set forth below applies. Agent reserves the right, after consultation among Co-Agents, at any time and from time to time after the Closing Date in its reasonable credit judgment, to adjust any such criteria, to adjust advance rates, to establish Reserves, and to modify Reserves with respect to Eligible Accounts, subject to the approval of Supermajority Lenders in the event any such adjustments or the establishment of such new criteria or Reserves have the effect of making more credit available. Eligible Accounts shall not include any Account of Borrower:

             (a) that does not arise from the sale of goods or the performance of services by Borrower in the ordinary course of its business;

             (b) upon which Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (i) as to which Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (ii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

             (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

             (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

             (e) with respect to which an invoice, acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

             (f) that (i) is not owned by Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of Co-Agents and Lenders;

             (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party or any Subsidiary of any Credit Party, or to any entity that has any common officer or director with any such Credit Party or Subsidiary;

             (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, after consultation among Co-Agents, in its sole discretion has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940 or any applicable state statute, county or municipal law restricting assignment thereof;

             (i) except as otherwise set forth in clause (b) or (c) of the definition of "Borrowing Base" set forth in Annex A, that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the provinces of Quebec and Newfoundland and the Northwest Territories);

             (j) to the extent Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to Borrower or any Subsidiary thereof but only to the extent of the potential offset;

             (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

             (l) that is in default; provided, that without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                (i) such Account is not paid within the earlier of 60 days following its due date or 90 days following its original invoice date;

                (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

             (m) that is an obligation of an Account Debtor with respect to which fifty percent (50%) or more of the Dollar amount of all Accounts owing by such Account Debtor are ineligible under the other criteria set forth in this
Section 1.6;

             (n) as to which Agent's Lien thereon, on behalf of Co-Agents and Lenders, is not a first priority perfected Lien;

             (o) as to which any of the representations or warranties pertaining to such Account in the Loan Documents is untrue;

             (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

             (q) to the extent such Account exceeds any credit limit established by Agent, after consultation among Co-Agents, in its reasonable credit judgment, following prior notice of such limit by Agent to Borrower;

             (r) to the extent that (i) such Account, together with all other Accounts owing by such Account Debtor (other than a Qualified Account Debtor) and its Affiliates as of any date of determination exceed fifteen percent (15%) of all Eligible Accounts, or (ii) if the Account Debtor is a Qualified Account Debtor, such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed 25% of all Eligible Accounts;

             (s) that is payable in any currency other than Dollars; or

             (t) that is otherwise unacceptable to Agent, after consultation among Co-Agents, in its reasonable credit judgment.

         1.7 [intentionally omitted]

         1.8 Cash Management System. On or prior to the Closing Date, Borrower will establish and will maintain until the Termination Date, the cash management system described in Annex C (the "Cash Management System").

         1.9 Fees.

             (a) Borrower shall pay to GE Capital, individually, the Fees specified in the Fee Letter, at the times specified for payment therein.

             (b) As additional compensation for the Lenders, Borrower shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrower's non-use of available funds in an amount equal to (i) the Applicable Unused Line Fee Margin (calculated on the basis of a 360 day year for actual days elapsed) multiplied by (ii) (A) the Maximum Amount (as it may be reduced from time to time) minus (B) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due.

             (c) If (i) Borrower voluntarily prepays the Revolving Loan and terminates the Revolving Loan Commitment, or voluntarily prepays the Revolving Loan and reduces the Revolving Loan Commitment below $75,000,000, in each case whether before or after acceleration of the Obligations, or (ii) the Revolving Loan Commitment is otherwise terminated as a result of the occurrence of an Event of Default under Section 8.1(h) or (i), then Borrower shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to (A) the Applicable Percentage multiplied by (B) the amount of the reduction of the Revolving Loan Commitment or, if terminated, the amount of the Revolving Loan Commitment at such time. As used herein, the term "Applicable Percentage" shall mean one percent (1.0%), in the case of a prepayment on or prior to the first anniversary of the Closing Date. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrower upon a mandatory prepayment made pursuant to Sections 1.3(b) or 1.16(c); provided, that Borrower does not permanently reduce the Revolving Loan Commitment upon any such prepayment and, in the case of prepayments made pursuant to Sections 1.3(b)(ii) or (b)(iii), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.

             (d) Borrower shall pay to Agent, for the ratable benefit of Lenders, the Letter of Credit Fee as provided in Annex B.

         1.10 Receipt of Payments. Borrower shall make each payment under this Agreement not later than 11:00 a.m. (California time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the Business Day of receipt of immediately available funds therefor in the Collection Account prior to 11:00 a.m. (California time). Payments received after 11:00 a.m. (California time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

         1.11 Application and Allocation of Payments.

             (a) So long as no Default or Event of Default shall have occurred and be continuing: (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied first to the Swing Line Loan and second to the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a); and (iv) mandatory prepayments shall be applied as set forth in Section 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when a Default or Event or Default shall have occurred and be continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (A) to Fees and each Co-Agent's expenses reimbursable hereunder (other than amounts relating to Bank Products); (B) to interest on the Swing Line Loan; (C) to principal payments on the Swing Line Loan; (D) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (E) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; (F) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3; and (G) to the payment to Bank of America of any reimbursable amounts relating to Bank Products.

             (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due, even if such charges would cause the aggregate amount of Revolving Credit Advances and Swing Line Advances outstanding after giving effect to such charges to exceed Borrowing Availability. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

         1.12 Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: (a) all Advances; (b) all payments made by Borrower; and (c) all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Co-Agents and Lenders by Borrower; provided, that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within 30 days after the date thereof, each and every such accounting shall be deemed final, binding and conclusive on Borrower (absent manifest error) in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

         1.13 Indemnity.

             (a) Each Credit Party shall jointly and severally indemnify and hold harmless each Co-Agent, each Lender, and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that: (i) the liability of WD UK or WS IS, as the case may be, under this Section 1.13 shall be limited to the net book value of such Credit Party's assets; and (ii) no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from (A) such Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, or (B) disputes among Co-Agents and Lenders that are not caused by any action or inaction of any Credit Party or any Subsidiary of any Credit Party. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

             (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if: (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether such repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten Business Days of receipt thereof, specifying the basis for such objection in detail.

         1.14 Access. Each Credit Party shall, during normal business hours, from time to time upon one Business Day's prior notice as frequently as Co-Agents reasonably determine to be appropriate: (a) provide each Co-Agent and any of its officers, employees and agents reasonable access to (i) the properties, facilities, advisors and employees (including officers) of each Credit Party, (ii) subject to the requirements of any applicable confidentiality agreement, each Subsidiary of each Credit Party (provided that such Credit Party shall use commercially reasonable efforts to obtain the consent from the Person enforcing the confidentiality provisions of any such agreement), and (iii) the Collateral; (b) permit each Co-Agent and any of its officers, employees and agents to inspect, audit and make extracts from the books and records of any Credit Party or any Subsidiary of any Credit Party; and (c) permit each Co-Agent and its officers, employees and agents to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party; provided, that so long as either (i) no Event of Default shall have occurred and be continuing, or (ii) Agent shall not have delivered an Activation Notice, then Co-Agents shall be entitled to be reimbursed for only two field examinations in any calendar year. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by any Co-Agent, each such Credit Party shall provide such access to each Co-Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, each Credit Party shall use commercially reasonable efforts to provide each Co-Agent and each Lender with access to such Credit Party's suppliers and customers. Each Credit Party shall make available to each Co-Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that any Co-Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Co-Agents, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least ten days' prior written notice of regularly scheduled audits. Representatives of each Co-Agent and each Lender may accompany Agent's representatives on regularly scheduled audits at no charge to Borrower.

         1.15 Taxes.

             (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Co-Agents or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of the Taxes referred to in this Section 1.15(a), Borrower shall furnish to each Co-Agent the original or a certified copy of a receipt evidencing payment thereof.

             (b) Each Credit Party shall indemnify and, within ten days of demand therefor, pay each Co-Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by such Co-Agent or Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

             (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and each Co-Agent a properly completed and executed IRS Forms 4224 (or IRS Forms W-8ECI) or IRS Forms 1001 (or IRS Forms W-8BEN), or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and each Co-Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

         1.16 Capital Adequacy; Increased Costs; Illegality.

             (a) If any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to each Co-Agent shall be final, binding and conclusive on Borrower (absent manifest error) for all purposes.

             (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall, from time to time upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to each Co-Agent by such Lender, shall be final, binding and conclusive on Borrower (absent manifest error) for all purposes. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above that would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(b).

             (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent,
(i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate, and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five Business Days after the delivery of such notice and demand, converts all such LIBOR Loans into Index Rate Loans.


             (d) Within 15 days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of each Co-Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be satisfactory to Co-Agents. If Borrower obtains a Replacement Lender within 90 days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Revolving Loan Commitment to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within 90 days thereafter, Borrower's rights under this Section 1.16(d) shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

         1.17 Single Loan. All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

         1.18 WD UK and WD IS.

             (a) If at any time the Revolving Loan (excluding the least of (i) the face amount of Letters of Credit issued to support (A) bank guarantees issued on behalf of WD UK, (B) Borrower's replacement real estate lease for its headquarters location, and (C) other corporate purposes acceptable to Co-Agents,
(ii) $20,000,000 and (iii) 33% of the value of all Collateral included in clauses (a) and (b) of the definition of "Borrowing Base") exceeds the lesser of
(x) $50,000,000 and (y) 50% of the value of all Collateral included in clauses
(a) and (b) of the definition of "Borrowing Base," then the Collateral set forth in clause (c) of the definition of "Borrowing Base" shall be excluded from the calculation of Borrowing Availability and Net Borrowing Availability as of such time, and WD UK and WD IS will enter into a separate credit agreement and any related loan documents (A) deemed necessary by Co-Agents and their counsel and
(B) containing terms and conditions satisfactory to each Co-Agent and WD UK and WD IS and their respective counsel, prior to receiving the proceeds of any additional Revolving Credit Advances from Lenders with respect to such excluded Collateral.

             (b) The liability of WD IS and WD UK under this Agreement and their respective Guaranties shall be limited to the net book value of the assets of WD IS or WD UK, as applicable.

         1.19 Bank Products. Borrower may request and Bank of America may, in its sole discretion, arrange for Borrower to obtain from Bank of America or one of its Affiliates Bank Products although Borrower is not required to do so. Borrower agrees to indemnify and hold Bank of America, each Co-Agent and each Lender harmless from any and all costs and obligations now or hereafter incurred by or owing to any other Person by Bank of America, any Co-Agent, or any Lender or Bank of America's Affiliates arising from or related to such Bank Products; provided, that nothing contained herein is intended to limit Borrower's rights, if any, that arise as a result of the execution of documents by and between Borrower and Bank of America that relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. Borrower acknowledges and agrees that the obtaining of Bank Products from Bank of America or its Affiliates (a) is in the sole discretion of Bank of America or such Affiliates, and (b) is subject to all rules and regulations of Bank of America or such Affiliates.

2.       CONDITIONS PRECEDENT

         2.1 Conditions to the Initial Loans. No Lender shall be obligated to make the initial Loan or incur the initial Letter of Credit Obligations, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to each Co-Agent, or waived in writing by Co-Agents and Lenders:

             (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by and delivered to Borrower, each other Credit Party a party thereto, each Co-Agent and Lenders, and Agent shall have received such documents, instruments, agreements and legal opinions as any Co-Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Schedule of Documents, each in form and substance satisfactory to each Co-Agent.

             (b) WD UK Documentation. Agent shall have received originals of (i) the UK Guarantee and Debenture and any other documents entered into in connection therewith and (ii) a deed of priority and other documents that are required by Lloyds TSB Bank Plc in connection therewith (collectively, the "Lloyds Priority Documents") so long as (A) any liabilities, whether actual or contingent, are outstanding under the Lloyds Guarantee and (B) the encumbrance securing payment of such liabilities has not been unconditionally released in full, in each case duly executed by WD UK and the other parties thereto and containing terms and conditions acceptable to each Co-Agent in its sole discretion; provided, that if Borrower and WD UK have not delivered the Lloyds Priority Documents, in form and substance acceptable to each Co-Agent in its sole discretion, to Co-Agents on or before September 29, 2000, then Borrower and WD UK shall immediately commence efforts to replace the Lloyds Guarantee with a new letter of credit issued by Bank of America or any other financial institution acceptable to HM Customs & Excise.

             (c) Approvals. Co-Agents shall have received as of the Closing Date
(i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions; or
(ii) an officer's certificate in form and substance satisfactory to each Co-Agent affirming that no such consents or approvals are required.

             (d) Opening Available Liquidity. The Eligible Accounts supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Co-Agents, to provide Borrower and its Subsidiaries (other than the Excluded Subsidiaries) with Available Liquidity, after giving effect to the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $225,000,000.

             (e) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the Fee Letter), and shall have reimbursed Co-Agents for all fees, costs and expenses of closing presented as of the Closing Date.

             (f) Capital Structure; Other Indebtedness. The capital structure of each Credit Party and each Subsidiary of each Credit Party (other than the Excluded Subsidiaries), and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to each Co-Agent in its sole discretion as of the Closing Date.

             (g) Due Diligence. Co-Agents shall have completed their business and legal due diligence, including a roll forward of its previous Collateral audit, with results satisfactory to each Co-Agent as of the Closing Date.

         2.2 Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

             (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; and Co-Agents or Requisite Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation so long as such representation or warranty continues to be untrue or incorrect;

             (b) any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof as determined by the Requisite Lenders;

             (c) any Default or Event of Default shall have occurred and be continuing or would result after giving effect to any Loan or the incurrence of any Letter of Credit Obligation, and Co-Agents or Requisite Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation so long as such Default or Event of Default is continuing;

             (d) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, in each case less the then outstanding principal amount of the Swing Line Loan; or

             (e) after giving effect to any Swing Line Advance, the outstanding principal amount of the Swing Line Loan would exceed Swing Line Availability.

The request and acceptance by Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request, acceptance or incurrence, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of Co-Agents and Lenders, pursuant to the Collateral Documents.

3.       REPRESENTATIONS AND WARRANTIES

         To induce Lenders to make Revolving Credit Advances, Swing Line Advances and to incur Letter of Credit Obligations, each Credit Party makes the following representations and warranties to each Co-Agent and each Lender with respect to such Credit Party and its Subsidiaries, each and all of which shall survive the execution and delivery of this Agreement:

         3.1 Corporate Existence; Compliance with Law. Such Credit Party and each Subsidiary of such Credit Party: (a) is a corporation or other entity duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation or organization; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $100,000; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter, bylaws, memorandum of association and articles of association, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.2 Executive Offices; Collateral Locations; FEIN. As of the Closing Date, the current location of such Credit Party's chief executive office and the warehouses and premises within which any Collateral is stored or located are set forth in Disclosure Schedule (3.2), and except as set forth in such Disclosure Schedule, none of such locations has changed within the 12 months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number and organizational identification number of such Credit Party, if any.

         3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by such Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Credit Party's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Credit Party's charter or bylaws, or memorandum of association and articles of association, as the case may be; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party is a party or by which such Credit Party or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party other than those in favor of Agent, on behalf of Co-Agents and Lenders, pursuant to the Loan Documents; and
(g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents to which such Credit Party is a party shall have been duly executed and delivered by such Credit Party and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

         3.4 Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Borrower and its Subsidiaries that are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal quarterly and year-end adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

             (a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

                 (i) The audited consolidated balance sheets at July 3, 1999, and June 27, 1998, and the related statements of income and cash flows of Borrower and its Subsidiaries for the Fiscal Years then ended, audited by KPMG LLP.

                 (ii) The unaudited consolidated and consolidating balance sheet at June 30, 2000, and the related statement of income and cash flows of Borrower and its Subsidiaries for the four Fiscal Quarters then ended.

             (b) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(b)) have been prepared by Borrower in light of the past operations of its businesses, but including future payments of known contingent liabilities reflected in the Projections, and reflect projections for the four-year period beginning on July 4, 1999, on a quarter-by-quarter basis. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein.

         3.5 Material Adverse Effect. Between July 3, 1999, and the Closing
Date: (a) neither such Credit Party nor any Subsidiary of such Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Projections and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (b) no contract, lease or other agreement or instrument has been entered into by such Credit Party or any Subsidiary of such Credit Party has become binding upon such Credit Party's or any such Subsidiary's assets, and no law or regulation applicable to such Credit Party or any Subsidiary of such Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect; and (c) neither such Credit Party nor any Subsidiary of such Credit Party is in default and, to the best of such Credit Party's knowledge, no third party is in default under any material contract, lease or other agreement or instrument to which such Credit Party or Subsidiary is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between July 3, 1999, and the Closing Date, no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

         3.6 Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by such Credit Party. Such Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid leasehold interests in all of its leased Real Estate, all as described in Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof satisfactory to each Co-Agent have been delivered to Co-Agents. Disclosure Schedule (3.6) further describes any Real Estate with respect to which such Credit Party is a lessor, sublessor or assignor as of the Closing Date. Such Credit Party also has good title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the personal property assets of such Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to such Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Such Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all its owned Real Estate. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any owned Real Estate. As of the Closing Date, no portion of such Credit Party's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

         3.7 Labor Matters. As of the Closing Date: (a) no strikes or other material labor disputes against such Credit Party or any Subsidiary of such Credit Party are pending or, to such Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of such Credit Party and each Subsidiary of such Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from such Credit Party and any Subsidiary of such Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party or Subsidiary; (d) except as set forth in Disclosure Schedule (3.7), such Credit Party is not a party to or bound by any collective bargaining agreement, management agreement, consulting agreement with an Affiliate of such Credit Party, employment agreement, bonus plan or agreement or stock option, restricted stock, stock appreciation right or any similar plan, agreement or arrangement (and true and complete copies of any agreements described in Disclosure Schedule (3.7) have been delivered to Co-Agents); (e) there is no organizing activity involving such Credit Party or any Subsidiary of such Credit Party pending or, to such Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to such Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of such Credit Party or any Subsidiary of such Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against such Credit Party or any Subsidiary of such Credit Party pending or, to the knowledge of such Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by such Credit Party or any Subsidiary of such Credit Party of any individual, that seeks damages in excess of $1,000,000.

         3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8) and, after the ***, as set forth in Disclosure Schedule (6.5), neither such Credit Party nor any Subsidiary of such Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. Except with respect to Borrower for so long as Borrower is a publicly owned New York Stock Exchange corporation, all of the issued and outstanding Stock of such Credit Party and each Subsidiary of such Credit Party is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedules (3.7) and (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which such Credit Party or any Subsidiary of such Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries (other than the Excluded Subsidiaries). All outstanding Indebtedness and Guaranteed Indebtedness (except for the Obligations) of such Credit Party and each Subsidiary of such Credit Party (other than the Excluded Subsidiaries) as of the Closing Date is described in Section 6.3 (including Disclosure Schedule (6.3)). Except as described in Disclosure Schedules (6.3) and (6.6), such Credit Party has no Indebtedness or Guaranteed Indebtedness (except the Obligations).

         3.9 Government Regulation. Such Credit Party is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. Such Credit Party is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

         3.10 Margin Regulations. Such Credit Party is not engaged, and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). Such Credit Party does not own any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. such Credit Party will not take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

         3.11 Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by such Credit Party and any Subsidiary of such Credit Party have been filed with the appropriate Governmental Authority, and all Charges reflected on such returns, reports and statements have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by such Credit Party and each Subsidiary of such Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which such Credit Party's or any Subsidiary of such Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), neither such Credit Party nor any Subsidiary of such Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Neither such Credit Party nor any Subsidiary of such Credit Party, nor their respective predecessors, is liable for any Charges: (a) under any agreement (including any tax sharing agreements); or (b) to such Credit Party's knowledge, as a transferee. As of the Closing Date, neither such Credit Party nor any Subsidiary of such Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.

         3.12 ERISA.

             (a) Disclosure Schedule (3.12) lists (i) all ERISA Affiliates and
(ii) all Plans and separately identifies all Pension Plans (including all Title IV Plans, Multiemployer Plans, and ESOPs) and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have

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
been delivered to Co-Agents. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Except as would not have a Material Adverse Effect: (i) each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23; (ii) neither any Credit Party nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan; (iii) neither any Credit Party nor any ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a tax on prohibited transactions imposed by
Section 502(i) of ERISA or Section 4975 of the IRC; and (iv) each Credit Party and each ERISA Affiliate has performed all of its respective obligations under all Plans. Borrower's Executive Bonus Plan effective as of May 16, 1994 is not an "employee benefit plan" within the meaning of Section 3(3) of ERISA for purposes of Titles I and IV thereof.

             (b) Neither any Credit Party nor any ERISA Affiliate has ever maintained, contributed to, or had an obligation to contribute to, a Title IV Plan, a Multiemployer Plan, or an ESOP, and except as set forth in Disclosure Schedule (3.12): (i) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan except as would not have a Material Adverse Effect; and (ii) Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of the assets of any Plan, measured on the basis of fair market value as of the latest valuation date of any Plan.

         3.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of such Credit Party, threatened against such Credit Party or any Subsidiary of such Credit Party before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation") that (a) challenges such Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) has a reasonable risk of being determined adversely to such Credit Party or any Subsidiary of such Credit Party and that, if so determined, could have a Material Adverse Effect. Except as set forth in Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened that seeks damages in excess of $1,000,000 or injunctive relief against, or alleges criminal misconduct by, such Credit Party or any Subsidiary of such Credit Party.

         3.14 Brokers. No broker or finder acting on behalf of any Person brought about the obtaining, making or closing of the Loans or the Related Transactions, and such Credit Party has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

         3.15 Intellectual Property. As of the Closing Date, such Credit Party and each Subsidiary of such Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Except as set forth in Disclosure Schedule (3.13), such Credit Party is not aware of any infringement or claim of infringement by others of any Intellectual Property Collateral.

         3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time prepared by any Credit Party and delivered hereunder or any written statement furnished by or on behalf of such Credit Party to any Co-Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of Co-Agents and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

         3.17 Environmental Matters.

             (a) Except as set forth in Disclosure Schedule (3.17), to the best knowledge of such Credit Party (based solely upon the review of its existing books and records), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $250,000; (ii) neither such Credit Party nor any Subsidiary of such Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate;
(iii) such Credit Party and its Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities that could reasonably be expected to exceed $250,000; (iv) such Credit Party and its Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $250,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) neither such Credit Party nor any Subsidiary of such Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party or Subsidiary that could reasonably be expected to exceed $250,000, and neither such Credit Party nor any Subsidiary of such Credit Party has permitted any of its current or former tenants or occupants of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief against, or that alleges criminal misconduct by, such Credit Party or any Subsidiary of such Credit Party ; (vii) no notice has been received by such Credit Party or any Subsidiary of such Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of such Credit Party, there are no facts, circumstances or conditions that may result in such Credit Party or any Subsidiary of such Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) such Credit Party has provided to Co-Agents copies of all existing environmental reports, reviews and audits and all written information prepared by or provided to such Credit Party pertaining to actual or potential Environmental Liabilities, in each case relating to such Credit Party and any Subsidiary of such Credit Party.

             (b) Such Credit Party hereby acknowledges and agrees that neither Co-Agent (i) is now, or has ever been, in control of any of the Real Estate or the affairs of such Credit Party or any Subsidiary of such Credit Party, and
(ii) has the capacity through the provisions of the Loan Documents or otherwise to influence the conduct of such Credit Party or any Subsidiary of such Credit Party with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

         3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by such Credit Party, as well as a summary of the terms of each such policy.

         3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which such Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

         3.20 Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, such Credit Party is not a party to any contract or agreement with any Governmental Authority and such Credit Party's Accounts are not subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

         3.21 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of such Credit Party, threatened termination or cancellation of, or any modification or change that could reasonably be expected to have a Material Adverse Effect in: (a) the business relationship of such Credit Party or any Subsidiary of such Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party or Subsidiary; or
(b) the business relationship of such Credit Party or any Subsidiary of such Credit Party with any supplier material to its operations.

         3.22 Agreements and Other Documents. As of the Closing Date, such Credit Party has provided to each Co-Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which any of them are subject, each of which is listed in Disclosure Schedule (3.22): (a) supply agreements and purchase agreements not terminable by such Credit Party or any Subsidiary of such Credit Party within 60 days following written notice issued by such Credit Party or Subsidiary and involving transactions in excess of $1,000,000 per annum; (b) leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; (c) licenses and permits held by such Credit Party and its Subsidiaries, the absence of which could be reasonably likely to have a Material Adverse Effect; and (d) instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party or any Subsidiary of such Credit Party and any Lien granted by such Credit Party or Subsidiary with respect thereto.

         3.23 Solvency. Both before and after giving effect to: (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred; (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower; (c) the consummation of the Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, such Credit Party and each Subsidiary of such Credit Party is and will be Solvent.

         3.24 Subordinated Debt. As of the Closing Date, Borrower has delivered to Co-Agents a complete and correct copy of the Subordinated Notes (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Borrower has the corporate power and authority to incur the Indebtedness evidenced by the Subordinated Notes. The subordination provisions of the Subordinated Notes are enforceable against the holders of the Subordinated Notes by Co-Agents and Lenders. All Obligations of any Credit Party, including the Obligations to pay principal of and interest on the Loans, (a) constitute "Superior Indebtedness," "Senior Indebtedness" or "Senior Debt" under the terms of the Subordinated Debt Documents or any other instrument evidencing or pursuant to which there is issued Indebtedness that purports to be Subordinated Debt of such Credit Party and (b) are entitled to the benefits of the subordination provisions contained in the Subordinated Notes. The principal of and interest on the Notes, all Letter of Credit Obligations and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Debt. Borrower has not designated any Indebtedness of Borrower or any of its Subsidiaries as, and has no, "Designated Senior Debt" (or the analogous term used therein) for purposes of (and as defined in) the Subordinated Indenture, other than the Obligations. Borrower has no obligations pursuant to any of the Subordinated Debt Documents to make any mandatory repurchases or redemptions of the Subordinated Notes prior to and until February 18, 2003, other than upon the occurrence of a Fundamental Change (as such term is defined in the Subordinated Indenture) and the exercise by the holders of the Subordinated Notes of resulting rights after such Fundamental Change to require Borrower to repurchase all or any portion of the Subordinated Notes. Borrower acknowledges that each Co-Agent and each Lender are entering into this Agreement and are extending the Revolving Loan Commitments in reliance upon the subordination provisions of the Subordinated Notes and this Section 3.24.

4.       FINANCIAL STATEMENTS AND INFORMATION

         4.1 Reports and Notices.

             (a) Each Credit Party hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Co-Agents or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

             (b) Each Credit Party hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Co-Agents or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

         4.2 Communication with Accountants. Each Credit Party authorizes each Co-Agent and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants, including KPMG LLP, and authorizes and shall request those accountants and advisors to disclose and make available to each Co-Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party or any Subsidiary of any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any such Credit Party or Subsidiary.

5.       AFFIRMATIVE COVENANTS

         Each Credit Party agrees as to itself and its Subsidiaries that from and after the date hereof and until the Termination Date:

         5.1 Maintenance of Existence and Conduct of Business. (a) Such Credit Party shall (and shall cause each of its Subsidiaries to) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) such Credit Party shall (and shall cause each of its Subsidiaries (other than an Excluded Subsidiary) to) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) such Credit Party shall (and shall cause each of its Subsidiaries to) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (d) such Credit Party shall (and shall cause each of its Subsidiaries (other than an Excluded Subsidiary) to) transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1) or as otherwise permitted under Section 6.15. Without limiting the generality of the foregoing, and unless otherwise consented to in writing by Co-Agents, (i) Western Digital Canada Corporation, Western Digital Japan, Ltd., Western Digital Deutschland GmbH, Western Digital (France) SARL, Western Digital Taiwan Co., Ltd., Western Digital Hong Kong, Limited, and Western Digital (S.E.
Asia) Pte., Ltd. shall only conduct business as a foreign sales organization,
(ii) ***, Pacifica shall only conduct business as an insurance company insuring the risks of Borrower and its Subsidiaries, (iii) Western Digital Ireland, Ltd. shall only conduct business as a holding company whose principal asset consists of the capital Stock of Western Digital (Singapore) PTE., Ltd., and (iv) Western Digital (Singapore) PTE., Ltd. shall only conduct business as a holding company whose principal asset consists of the capital Stock of Western Digital (Tuas-Singapore) PTE., Ltd.

         5.2 Payment of Obligations.

             (a) Subject to Section 5.2(b), such Credit Party shall (and shall cause each of its Subsidiaries to) pay and discharge or cause to be paid and discharged promptly (i) all Charges payable by it, including Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (ii) lawful claims for labor, materials, supplies and services or otherwise, in each case before any thereof shall become past due.

             (b) Such Credit Party and each Subsidiary of such Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that: (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed on the Collateral to secure payment of such Charges, Taxes or claims that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges or claims; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest (other than such Collateral consisting of cash used to pay such Charges, Taxes or claims); and (iv) such Credit Party or such Subsidiary shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Co-Agents evidence acceptable to each Co-Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or Subsidiary or the conditions set forth in this Section 5.2(b) are no longer met.

         5.3 Books and Records. Such Credit Party shall (and shall cause each of its Subsidiaries to) keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

         5.4 Insurance; Damage to or Destruction of Collateral; Condemnation.

             (a) Such Credit Party shall (and shall cause each of its Subsidiaries to), at its sole cost and expense, maintain the policies of insurance described in Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and in amounts and with insurers acceptable to each Co-Agent. Such policies of insurance shall contain provisions pursuant to which the insurer agrees to provide 30 days' prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If such Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, any Co-Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that such Co-Agent deems advisable. Neither Co-Agent shall have any obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, no Co-Agent shall be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Co-Agents and shall be additional Obligations hereunder secured by the Collateral.

             (b) Co-Agents reserve the right at any time upon any change in any Credit Party's or any Subsidiary of any Credit Party's risk profile (including any change in the product mix maintained by any such Credit Party or Subsidiary or any laws affecting the potential liability of such Credit Party or Subsidiary) to require additional forms and limits of insurance to, in Co-Agents' reasonable opinion, adequately protect each Co-Agent's and each Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party and each Subsidiary of each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Co-Agents, such Credit Party shall deliver to Co-Agents from time to time a report of a reputable insurance broker, satisfactory to each Co-Agent, with respect to its and its Subsidiaries' insurance policies.

             (c) Such Credit Party shall deliver to Co-Agents, in form and substance satisfactory to each Co-Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of Co-Agents and Lenders, as loss payee as its interests may appear, and (ii) all general liability and other liability policies naming Agent, on behalf of Co-Agents and Lenders, as additional insured. Such Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds payable to Borrower or such Guarantor exceed $5,000,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify each Co-Agent of any loss, damage, or destruction to the Collateral (specifically excluding the real property interest of any landlord of any leased Real Estate) in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d) (provided, that in the case of insurance proceeds pertaining to any Guarantor, such insurance proceeds shall be applied to the Loans owing by Borrower), or permit or require such Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $5,000,000 in the aggregate, Co-Agents shall permit each Credit Party, as applicable, to replace, restore, repair or rebuild the property; provided, that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 240 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d); provided further, that in the case of insurance proceeds pertaining to any Guarantor, such insurance proceeds shall be applied to the Loans owing by Borrower. All insurance proceeds that are to be made available to Borrower to replace, repair, restore or rebuild the Collateral (specifically excluding the real property interest of any landlord of any leased Real Estate) shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to each Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (A) Borrower shall request a Revolving Credit Advance or release from the cash collateral account to be made to Borrower or such each Guarantor in the amount requested to be released; (B) so long as the conditions set forth in Section 2.2 have been met, Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (C) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d); provided, that in the case of insurance proceeds pertaining to any Guarantor, such insurance proceeds shall be applied to the Loans owing by Borrower.

             (d) Such Credit Party shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of its property (specifically excluding the real property interest of any landlord of any leased Real Estate) , notify each Co-Agent of the pendency of such proceeding, and agrees that any Co-Agent may participate in any such proceeding, and such Credit Party from time to time will deliver to each Co-Agent all instruments reasonably requested by such Co-Agent to permit such participation. Agent is authorized to collect the proceeds of any condemnation claim or award and apply them, at the direction of Required Lenders, to the reduction of the Obligations; provided, that if the amount of any condemnation is less than $1,000,000, Co-Agents shall permit such Credit Party to replace, restore, repair or rebuild the property so long as no Default or Event of Default shall have occurred and be continuing at the time of any requested release of funds. If the condemned property is to be replaced, repaired, restored or rebuilt, such replacement, repair, restoration or rebuilding shall be done with materials and workmanship of substantially as good a quality as existed before such condemnation or taking. Such Credit Party shall commence the work of replacement, repair, restoration or rebuilding as soon as practicable and proceed diligently with it until completion. Plans and specifications for any such repair or restoration shall be reasonably satisfactory to each Co-Agent and shall be submitted to Co-Agents prior to commencement of the work and shall be subject to the reasonable approval of each Co-Agent.

         5.5 Compliance with Laws. Such Credit Party shall (and shall cause each of its Subsidiaries to) comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.6 Supplemental Disclosure. From time to time as may be requested by Co-Agents (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation that has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided, that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Co-Agents and Requisite Lenders in writing, and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

         5.7 Intellectual Property. Such Credit Party shall (and shall cause each of its Subsidiaries to) conduct its business and affairs without infringement of any Intellectual Property of any other Person, to the extent any such infringement could reasonably be expected to have a Material Adverse Effect.

         5.8 Environmental Matters. Such Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with

Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify each Co-Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $100,000; and (d) promptly forward to each Co-Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $250,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Co-Agents at any time have a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Co-Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, in each case at Borrower's expense, as Co-Agents may from time to time reasonably request, all of which shall be conducted by reputable environmental consulting firms reasonably acceptable to each Co-Agent and shall be in form and substance acceptable to each Co-Agent, and (ii) permit each Co-Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and, to the extent not prohibited by the terms of the lease of any such Real Estate, testing as such Co-Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse each Co-Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

         5.9 Landlords' Agreements, Mortgagee Agreements and Bailee Letters. Each Credit Party shall use commercially reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be satisfactory in form and substance to each Co-Agent. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

         5.10 Further Assurances. Each Credit Party agrees that it shall (and shall cause each of its Subsidiaries to), at such Credit Party's expense and upon request of any Co-Agent, duly execute and deliver, or cause to be duly executed and delivered, to such Co-Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of such Co-Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

6.       NEGATIVE COVENANTS

         Each Credit Party agrees as to itself and its Subsidiaries that, without the prior written consent of Co-Agents and the Requisite Lenders, from and after the date hereof until the Termination Date:

         6.1 Mergers, Subsidiaries, Etc. Except as otherwise expressly permitted by Section 6.5, such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with or acquire, any Person. Notwithstanding the generality of the foregoing, Borrower may form a direct and wholly-owned Subsidiary, or acquire all of the capital Stock or all or substantially all of the assets of any Person (such Subsidiary or Person being the "Target"), subject to the satisfaction of each of the following conditions (such formation or acquisition being a "Permitted Acquisition"):

                           (i) Co-Agents shall receive at least 30 days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description thereof;

                           (ii) the assets of the Target (A) shall either be (1) located in the United States or such other jurisdiction under which Agent, on behalf of Co-Agents and Lenders, will receive a first priority perfected Lien thereon, or (2) not located in the United States or such other jurisdiction described above and have a fair market value at all times of less than $***, and (B) shall comprise a business, or those assets of a business, of the types or similar to the types engaged in by Borrower as of the Closing Date, and which business would not subject any Co-Agent or Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents, other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such Permitted Acquisition;

                           (iii) with respect to an acquisition, such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

                           (iv) no additional Indebtedness, Guaranteed
         Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrower and Target after giving effect to such Permitted Acquisition, except (A) Loans made hereunder and (B) ordinary course trade payables, accrued expenses and unsecured Indebtedness of the Target to the extent no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition;

                           (v) the sum of all amounts payable in connection with
         (A) any one Permitted Acquisition (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of Borrower and Target) shall not exceed $*** and (B) all such Permitted Acquisitions during the term hereof shall not exceed $***;

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
                           (vi) the Target shall not have incurred an operating loss of more than $*** for the trailing 12-month period preceding the date of the Permitted Acquisition, as determined based upon the Target's financial statements for its most recently completed fiscal year and its most recent interim financial period completed within 60 days prior to the date of consummation of such Permitted Acquisition;

                           (vii) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

                           (viii) at the closing of any Permitted Acquisition, either (A) the Target shall become a "Guarantor" and "Credit Party" hereunder, Agent will be granted, for the benefit of Co-Agents and Lenders, a first priority perfected Lien (subject to Permitted Encumbrances) in the assets and capital Stock of the Target, and each Credit Party and the Target shall have executed such documents and taken such actions as may be required by Co-Agents in connection therewith, or (B) with the written consent of each Co-Agent and Supermajority Lenders, the Target shall become an "Excluded Subsidiary" hereunder; provided, that any amounts payable in connection with such Permitted Acquisition are permitted under Section 6.2 and under the definition of "Permitted Excluded Subsidiary Transactions" set forth in Annex A;

                           (ix) concurrently with delivery of the notice referred to in clause (i) above, Borrower shall have delivered to Co-Agents, in form and substance satisfactory to Co-Agents:

                                    (A) a pro forma consolidated balance sheet
                  of Borrower and its Subsidiaries (the "Acquisition Pro Forma"), based on recent financial data, which shall be complete and shall accurately and fairly represent the assets, liabilities, financial condition and results of operations of Borrower and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that
                  (1) Available Liquidity for the 90-day period preceding the consummation of such Permitted Acquisition would have exceeded $150,000,000 on a pro forma basis (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period) and the Acquisition Projections (as hereinafter defined) shall reflect that such Available Liquidity of $150,000,000 shall continue for at least 90 days after the consummation of such Permitted Acquisition, and (2) on a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition, and Borrower would have been in compliance with the financial covenants set forth in Annex G that are required to be tested for the four quarter period reflected in the Compliance Certificate most recently delivered to Co-Agents pursuant to Annex E prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period, including for purposes of determining Available Liquidity during such period);

                                    (B) for each Permitted Acquisition for which
                  total cash and non-cash consideration paid by Credit Parties is in excess of $1,000,000, updated versions of the most recently delivered Projections covering the one year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the "Acquisition Projections") and based upon historical financial data of a recent date satisfactory to Co-Agents, taking into account such Permitted Acquisition; and

                                    (C) a statement of the chief financial
                  officer of Borrower to the effect that: (1) Borrower (after taking into consideration all rights of contribution and indemnity of Borrower) will be Solvent upon the consummation of the Permitted Acquisition; (2) the Acquisition Pro Forma fairly presents the financial condition of Borrower on a consolidated basis as of the date thereof after giving effect to the Permitted Acquisition; (3) the Acquisition Projections, if any, are reasonable estimates of the future financial performance of Borrower and its Subsidiaries subsequent to the date thereof based upon the historical performance of Borrower, its subsidiaries and the Target, and show (without guaranty of) that Borrower shall continue to be in compliance with the financial covenants set forth in Annex G for the three year period thereafter; and (4) Borrower has completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Co-Agents and Lenders;

                           (x) on or prior to the date of such Permitted Acquisition, Co-Agents shall have received, in form and substance satisfactory to Co-Agents, all opinions, certificates, lien search results and other documents reasonably requested by Co-Agents; and

                           (xi) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

             Notwithstanding the generality of the foregoing, Borrower may acquire certain of the assets and assume certain of the liabilities of Magnetic Data Technologies Pte Ltd. ("MDTS") pursuant to Article X, Section B and Article XIII, Sections E and F of that certain Customer Service Center Outsourcing Agreement dated April 15, 2000, by and between MDTS and Borrower (as in effect on the Closing Date). In no event shall the Accounts of Target or MDTS be included in Eligible Accounts without the prior written consent of each Co-Agent and Requisite Lenders.

         6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, such Credit Party shall not (and shall cause each Subsidiary of such Credit Party (other than an Excluded Subsidiary) not to) make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (without duplication):
(a) Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower does not exceed $2,500,000; (b) each Credit Party and each Subsidiary of each Credit Party may maintain its existing investments (without any increase thereto) in its Subsidiaries as of the Closing Date; (c) Borrower may make investments consisting of Permitted Excluded Subsidiary Transactions and Permitted Credit Party Transactions; and (d) so long as no Default or Event of Default has occurred and is continuing and there are no outstanding Revolving Credit Advances, Borrower may make investments subject to Control Letters in favor of Agent, for the benefit of Co-Agents and Lenders, or otherwise subject to a perfected security interest in favor of Agent, for the benefit of Co-Agents and Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks, and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above; provided, that such investments may be maintained in one or more accounts at Goldman Sachs & Co. without a Control Letter in favor of Agent, for the benefit of Co-Agents and Lenders, so long as the aggregate amount of such investments is not in excess of $15,000,000.

         6.3 Indebtedness.

             (a) Such Credit Party shall not (and shall cause each Subsidiary of such Credit Party (other than an Excluded Subsidiary) not to) create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in clause (k) of the definition of Permitted Encumbrances, (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, any Co-Agent or any Lender, as determined by Co-Agents, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness specifically permitted under Section 6.17, and (vi) Indebtedness consisting of Permitted Excluded Subsidiary Transactions and Permitted Credit Party Transactions.

             (b) Such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to), directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than: (i) the Obligations; and
(ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); (iii) the conversion of Subordinated Debt into common Stock or preferred Stock to the extent permitted in Section 6.5; and (iv) the repayment of the *** Loan solely from the cash proceeds received by Borrower from the sale of the Vixel Stock.

         6.4 Employee Loans and Affiliate Transactions.

             (a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof, except for the following to the extent arising in the ordinary course of business: (i) sales of Inventory and related commission obligations between Credit Parties and their Subsidiaries; (ii) the purchase of insurance from Pacifica; (iii) the administration of Borrower's information services by SageTree; and (iv) the provision of administrative services by Borrower to SageTree.

             (b) Such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its employees on an arm's length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes and stock option financing up to a maximum of $1,000,000 to any employee and up to a maximum of $5,000,000 in the aggregate at any one time outstanding.

         6.5 Capital Structure and Business. (a) Such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect; (b) such Credit Party shall not (and shall cause each Subsidiary of such Credit Party (other than the Excluded Subsidiaries) not to) make any change (other than with respect to the Equity Drawdown Facility) in its capital structure as described in Disclosure Schedule (3.8), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided, that: (i) Borrower may make a Public Offering or Private Offering of its common Stock so long as (A) the proceeds thereof are applied in prepayment of the Obligations as required by
Section 1.3(b)(iii), and (B) no Change of Control occurs after giving effect thereto; (ii) Credit Parties and their respective Subsidiaries may enter into the *** described in Disclosure Schedule (6.5) (the "***"); (iii) Borrower may refinance the Subordinated Notes in accordance with Section 6.14; and (iv) Borrower may repurchase the Subordinated Notes in a swap for Borrower's common Stock or preferred Stock, pursuant to which such Stockholders would not have any cash redemption rights or other potential cash outlay requirements or entitlements to be paid directly or indirectly by Borrower in exchange for such Subordinated Notes, all pursuant to terms and conditions for which Co-Agents shall have given their prior written consent; or (c) such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) amend its charter or bylaws, or memorandum of association or articles of association, as the case may be, in a manner that would adversely affect Co-Agents or Lenders or such Credit Party's duty or ability to repay the Obligations. Such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) engage in any business other than the same or similar lines of businesses currently engaged in by it.

         6.6 Guaranteed Indebtedness. Except as otherwise set forth in Disclosure Schedule (6.6), Such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

         6.7 Liens. Such Credit Party shall not (and shall cause each Subsidiary of such Credit Party (other than an Excluded Subsidiary) not to) create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) and other Permitted Encumbrances. In addition, such Credit Party shall not become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of Co-Agents and Lenders, as additional Collateral for the Obligations, except operating leases, Capital Leases or Licenses that prohibit Liens upon the assets that are subject thereto.

         6.8 Sale of Stock and Assets. Such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (other than the Excluded Subsidiaries) and the Excluded Intellectual Property, whether in a public or a private offering or otherwise, or any of its Accounts, other than: (a) the sale of Inventory in the ordinary course of business; (b) the sale, transfer, conveyance or other disposition of Equipment, Fixtures or Real Estate that is obsolete or no longer used or useful in such Person's business and having a value not exceeding $*** in any single transaction or $*** in the aggregate in any Fiscal Year; (c) other Equipment and Fixtures having a value not exceeding $*** in any single transaction or $*** in the aggregate in any Fiscal Year; (d) the sale by Borrower of the Vixel Stock or the Komag Stock; and (e) the transfers of the Excluded Intellectual Property by Borrower to an Excluded Subsidiary set forth in Supplement A to Disclosure Schedule (3.15) . With respect to any disposition of assets or other properties permitted pursuant to clauses (b), (c) and (d) above, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower. If Agent receives notice in accordance with Section 11.10 that Borrower desires to sell any or all of the Komag Stock or the Vixel Stock, in the event that Agent has acquired possession of the Komag Stock or Vixel Stock, then Agent shall arrange for the delivery of the Komag Stock or Vixel Stock, as applicable, to Borrower or to such broker as Borrower shall designate in such notice within a reasonable period of time, which delivery shall not be later than the close of business on the second Business Day following the Business Day on which Agent has received such notice, if such notice is received by Agent prior to 3:00 p.m. (California time) on a Business Day; provided, that any such notice that is received by Agent on or after 3:00 p.m. (California time) on a Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

         6.9 ERISA. Such Credit Party shall not (and shall cause each ERISA Affiliate of such Credit Party not to) cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

         6.10 Financial Covenants. Borrower shall not breach or fail to comply with any of the financial covenants set forth in Annex G (the "Financial Covenants"); provided, that the Financial Covenants shall not be tested until such time as (a) there are any outstanding Revolving Credit Advances or Letter of Credit Obligations (excluding Letters of Credit (i) for bank guarantees issued on behalf of WD UK, (ii) to support Borrower's replacement real estate lease for its headquarters location, and (iii) to support other corporate purposes acceptable to Co-Agents in an aggregate outstanding amount not to exceed $20,000,000), (b) as of end of any March, June, September or December of each year, Borrower and its Subsidiaries (other than Excluded Subsidiaries) shall have Available Liquidity of less than $200,000,000, or (c) as of end of any month other than March, June, September or December of each year, Borrower and its Subsidiaries (other than Excluded Subsidiaries) shall have Available Liquidity of less than $150,000,000.

         6.11 Hazardous Materials. Such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits, or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

         6.12 Sale-Leasebacks. Except (i) for the sale-leaseback of Western Digital (Malaysia) SDN BHD's manufacturing plant on terms and conditions consented to in writing by Co-Agents, and (ii) as otherwise specifically provided in Section 6.8, such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

         6.13 Cancellation of Indebtedness. Except as otherwise expressly provided in this Section 6, such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's length basis and in the ordinary course of its business consistent with past practices.

         6.14 Restricted Payments. Such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) make any Restricted Payment, except: (a) intercompany loans and advances between Borrower and Guarantors to the extent permitted by Section 6.3; (b) dividends, distributions and other payments by Subsidiaries of Borrower paid to Borrower; (c) employee loans permitted under Section 6.4(b); (d) scheduled payments of interest with respect to the Subordinated Debt; provided, that (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any payment pursuant to clause (d) above, (ii) Borrower and its Subsidiaries (other than the Excluded Subsidiaries) shall have Available Liquidity of at least $150,000,000 after giving effect to any payment pursuant to clause (d) above, and (iii) the timing of the payments referred to in clause (d) above shall be set at dates that permit the delivery of Financial Statements necessary to determine current compliance by Borrower with the Financial Covenants prior to any such payment; and (e) the refinancing of the Subordinated Debt that does not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that is otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as reasonably determined by Agent, than the terms of the Subordinated Debt being refinanced.

         6.15 Change of Corporate Name or Location; Change of Fiscal Year. Except as otherwise permitted in Section 6, such Credit Party shall not (and shall cause each Subsidiary of such Credit Party (other than an Excluded Subsidiary) not to): (a) change its corporate name; (b) add new trade names; or
(c) other than as disclosed in Disclosure Schedule (3.2), change its chief executive office, principal place of business, registered office, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in each case without at least 10 Business Days' prior written notice to each Co-Agent and after Borrower has executed and delivered to Agent all UCC financing statements or other documents deemed necessary by Agent to continue the perfection of any Liens in favor of Agent, on behalf of Co-Agents and Lenders, in any Collateral, and provided that any such new location (i) of Borrower shall be situated in the continental United States of America, (ii) of WD IS shall be situated in Ireland, and (iii) of WD UK, shall be situated in the United Kingdom. Without limiting the generality of the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to each Co-Agent and Lenders and after Co-Agents' written acknowledgment that any reasonable action requested by Co-Agents in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Co-Agents and Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

         6.16 No Impairment of Intercompany Transfers. Such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

         6.17 No Speculative Transactions. Such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

         6.18 Leases. Such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) enter into any operating lease for Equipment or Real Estate if the aggregate amount of all rental payments under such operating lease in any year for Borrower and its Subsidiaries on a consolidated basis (excluding payments under existing leases and renewals thereof) would exceed $***.

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
         6.19 Changes Relating to Subordinated Debt. Such Credit Party shall not (and shall cause each Subsidiary of such Credit Party not to) change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates;
(c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of such Credit Party thereunder or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to any Credit Party, any Co-Agent or any Lender.

         6.20 Inactive Subsidiaries. Neither Western Digital Ireland, Ltd., Western Digital (Singapore) PTE., Ltd., or Western Digital (Tuas-Singapore) PTE., Ltd. shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations).

7.       TERM

         7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

         7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Co-Agents and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of each Co-Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

             (a) Borrower (i) shall fail to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans when due and payable, or
(ii) shall fail to pay or reimburse Co-Agents or Lenders for any expense reimbursable hereunder or under any other

Loan Document within ten days following Agent's demand for such reimbursement or payment of expenses.

             (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4 or 6, or any of the provisions set forth in Annexes C or G, respectively.

             (c) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three days or more.

             (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for 30 days or more following the earlier of (i) receipt by such Credit Party of written notice of such failure and (ii) such Credit Party's knowledge of such failure.

             (e) A default or breach shall occur (i) under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (A) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $500,000 in the aggregate, or (B) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or such Guaranteed Indebtedness to become payable or cash collateral in respect thereof to be demanded, in each case regardless of whether such default is waived, or such right is exercised, by such holder or trustee, or (ii) under any of the Subordinated Debt Documents or under any of the documentation with respect to the *** Loan, in each case that is not cured within any applicable grace period therefor.

             (f) (i) Any information contained in any Borrowing Base Certificate shall be untrue or incorrect in any respect (other than for misstatements or errors contained therein that, if corrected, would result in the actual Net Borrowing Availability as of the date of such Borrowing Base Certificate to be
(A) more than zero and (B) less than $10,000 below the Net Borrowing Availability as represented therein), or (ii) any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

             (g) Assets of any Credit Party or any Subsidiary of any Credit Party with a fair market value of $2,500,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, administrator, administrative receiver, trustee, examiner, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for 60 days or more.

             (h) A case or proceeding shall have been commenced against any Credit Party or any Subsidiary of any Credit Party seeking a decree or order in respect of such Person (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, administrator, administrative receiver, liquidator, assignee, trustee, examiner or sequestrator (or similar official) for such Person or for any substantial part of such Person's assets, or (iii) ordering the winding-up, liquidation, dissolution or re-organization of the affairs of such Person, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction over such case or proceeding.

             (i) Any Credit Party or any Subsidiary of any Credit Party shall
(i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to or fail to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, administrator, administrative receiver, liquidator, assignee, trustee, examiner or sequestrator (or similar official) for such Person or for any substantial part of such Person's assets,
(iii) make an assignment for the benefit of or composition with its creditors,
(iv) take any corporate action in furtherance of any of the foregoing, or (v) admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

             (j) A final judgment or judgments for the payment of money in excess of $2,500,000 in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay, except to the extent that such judgment or judgments are, subject to applicable deductibles, fully covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage in writing.

             (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party or any Subsidiary of any Credit Party) shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document shall cease to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral having an aggregate value in excess of $100,000 purported to be covered thereby.

             (l) Any Change of Control shall occur.

             (m) Any event shall occur, whether or not insured or insurable, as a result of which the revenue-producing activities cease or are reduced by more than 75% (measured over the immediately preceding 12 months), in each case at any facility of Borrower or any Subsidiary of Borrower generating more than 25% of Borrower's revenues for the Fiscal Year preceding such event, and such cessation or reduction continues for more than 30 days.

             (n) Any default or breach by Borrower shall occur and be continuing under any of the following agreements or any of the following agreements shall be terminated prior to

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
the expiration of its stated terms due to a breach by Borrower thereunder: (i) the OEM Component Supply Agreement dated June 7, 1998, between Borrower and International Business Machines Corporation; and (ii) the Volume Purchase Agreement dated as of April 8, 1999, by and between Borrower and Komag, Incorporated.

         8.2 Remedies.

             (a) If any Event of Default shall have occurred and be continuing, or if any Default shall have occurred and be continuing and Co-Agents or Requisite Lenders shall have determined not to make any Advances or incur any Letter of Credit Obligations so long as such Default is continuing, then Agent may (and at the written request of any Co-Agent or the Requisite Lenders shall), without notice, suspend the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations, whereupon any further Advances and the incurrence of further Letter of Credit Obligations shall be made or incurred in the sole discretion of Co-Agents (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of any Co-Agent or Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

             (b) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of any Co-Agent or the Requisite Lenders shall), without notice: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations,
(ii) declare all or any portion of the Obligations, including all or any portion of any Loan, to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party, or (iii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or in equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(g), (h) or (i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

         8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard;
(b) all rights to notice and a hearing prior to Agent's taking possession or control of, or Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies; and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

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
9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF CO-AGENTS

         9.1 Assignment and Participations.

             (a) Each Credit Party consents to any Lender's assignment of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations or any Revolving Loan Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall: (i) require the consent of each Co-Agent and Borrower (which shall not be unreasonably withheld or delayed and which consent shall not be required so long as any Event of Default has occurred and is continuing) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, each Co-Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and each Co-Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained a Revolving Loan Commitment in an amount at least equal to $5,000,000; (iv) include a payment to Agent of an assignment fee of $3,500; (v) be subject to the terms of the Overseas Security Documents and to the due execution of any amendment, variation, accession, memorandum or any other supplemental agreement or deed as may be required by Agent; and (vi) if an assignment by Bank of America or GE Capital, the non-assigning Lender shall be offered the right of first refusal to purchase the applicable Loans being assigned by such assigning Lender; provided, that the non-assigning Lender shall provide written notice to such assigning Lender of its acceptance or rejection of such offer within ten Business Days following receipt by such non-assigning Lender of written notice of such assigning Lender's offer of assignment. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations of all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Revolving Loan Commitment or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be a "Lender." In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the Revolving Loan Commitment. In the event any Co-Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, such Co-Agent or Lender shall so notify Borrower and Borrower shall, upon the request of such Co-Agent or such Lender, execute new Notes, if any, in exchange for the Notes being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

             (b) Any participation by a Lender of all or any part of its Revolving Loan Commitment shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender." Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither any Co-Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

             (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or any Co-Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

             (d) Each Credit Party shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Section 3.4(b).

             (e) Any Lender may furnish any information concerning Credit Parties and the Subsidiaries of Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided, that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

             (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Revolving Loan Commitment to a potential Lender or participant if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under
Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with
Section 1.15(a).

         9.2 Appointment of Co-Agents.

             (a) GE Capital is hereby appointed to act on behalf of all Lenders as Administrative Agent, and Bank of America is hereby appointed to act on behalf of all Lenders as Documentation Agent, in each case under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Co-Agents and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, each Co-Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Each Co-Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of each Co-Agent shall be mechanical and administrative in nature and neither Co-Agent shall have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise, a fiduciary relationship in respect of any Lender. Neither any Co-Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

             (b) If any Co-Agent shall request instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then such Co-Agent shall be entitled to refrain from such act or taking such action unless and until such Co-Agent shall have received instructions from Requisite Lenders, Supermajority Lenders, or all affected Lenders, as the case may be, and neither Co-Agent shall incur liability to any Person by reason of so refraining. Each Co-Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (i) if such action would, in the opinion of such Co-Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (ii) if such action would, in the opinion of such Co-Agent, expose such Co-Agent to Environmental Liabilities or (iii) if such Co-Agent shall not first be indemnified to its satisfaction against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Co-Agent as a result of such Co-Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable.

         9.3 Co-Agents' Reliance, Etc. Neither any Co-Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Co-Agent, as applicable:
(a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan

Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         9.4 GE Capital, Bank of America and their Affiliates. With respect to its Revolving Loan Commitment hereunder, each of GE Capital and Bank of America shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not a Co-Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of GE Capital and Bank of America in its individual capacity. GE Capital, Bank of America and their respective Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital or Bank of America were not a Co-Agent and without any duty to account therefor to Lenders. GE Capital, Bank of America and their respective Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital and Bank of America, each as a Lender holding disproportionate interests in the Loans, and GE Capital and Bank of America, as a Co-Agent.

         9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Co-Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and the Subsidiaries of Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Co-Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

         9.6 Indemnification. Lenders agree to indemnify each Co-Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Co-Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by such Co-Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Co-Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse each Co-Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Co-Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

         9.7 Successor Co-Agents. Each Co-Agent may resign at any time by giving not less than 30 days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Co-Agent. If no successor Co-Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Co-Agent's giving notice of resignation, then the resigning Co-Agent may, on behalf of Lenders, appoint a successor Co-Agent, which shall be a Lender if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Co-Agent has been appointed pursuant to the foregoing within 30 days after the date such notice of resignation was given by the resigning Co-Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of such Co-Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Co-Agent as provided above. Any successor Co-Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided, that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as a Co-Agent hereunder by a successor Co-Agent, such successor Co-Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Co-Agent. Upon the earlier of the acceptance of any appointment as Co-Agent hereunder by a successor Co-Agent or the effective date of the resigning Co-Agent's resignation, the resigning Co-Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Co-Agent shall continue. After any resigning Co-Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as a Co-Agent under this Agreement and the other Loan Documents.

         9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights and subject to the provisions of Section 9.9(f), upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations that are not paid when due. Any

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
Lender or holder of any Note exercising a right to offset or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Borrower and each Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of setoff, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the setoff amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of setoff, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

         9.9 Advances; Non-Funding Lenders; Information; Actions in Concert.

             (a) Advances; Payments.

                 (i) Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(b). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Lenders promptly after receipt of a Notice of Revolving Advance and in any event prior to 11:00 a.m. (California time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 1:00 p.m. (California time) on the requested funding date, in the case of an Index Rate Loan, and not later than 10:00 a.m. (California time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

                 (ii) On the second Business Day of each calendar week (each, a "Settlement Date"), Agent shall advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of that Lender on the Loans held by

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
it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 11:00 a.m. (California time) on the next Business Day following each Settlement Date.

             (b) Availability of Lender's Pro Rata Share. Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

             (c) Return of Payments.

                 (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                 (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person without setoff, counterclaim or deduction of any kind.

             (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of

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
"Requisite Lenders" or "Supermajority Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

             (e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to Documentation Agent or any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

             (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

         9.10 Relationship Between Co-Agents. As between Co-Agents, (a) Administrative Agent shall serve as designated agent for Co-Agents and Lenders under this Agreement and the other Loan Documents with respect to the structuring, preparation, and negotiation of the Loan Documents, the filing, recordation and perfection of Liens, the receipt and disbursement of funds to, from, and on behalf of Credit Parties and Lenders, and the other administrative functions specifically set forth in this Agreement and the other Loan Documents as assigned to Administrative Agent, and (b) Documentation Agent shall serve as designated agent for Co-Agents and Lenders under this Agreement and the other Loan Documents with respect to the structuring, preparation, and negotiation of the Loan Documents. Neither Co-Agent shall attempt to take action inconsistent with the foregoing allocation of responsibility; provided, that each Co-Agent shall, to the extent reasonably practical, (i) provide timely access to information to the other relating to any actions taken or being considered by such Co-Agent in connection with its duties, and (ii) upon the request of the other, make such Co-Agent's representatives available to the other in timely fashion to discuss any such actions. Each Co-Agent shall exercise reasonable credit judgment in performing its duties hereunder; provided, that no provision of this Section 9.10 shall be deemed (A) to modify the provisions of Section 9.3, or (B) restrict or modify the authority of a Co-Agent, in its capacity as a Lender, accorded such Co-Agent by Section 9.4.

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
10.      SUCCESSORS AND ASSIGNS

         This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Co-Agents, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Co-Agents and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Co-Agents and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Co-Agents and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.      MISCELLANEOUS

         11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, or fee letter (other than the Fee Letter) between any Credit Party and Co-Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

         11.2 Amendments and Waivers.

             (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement, any of the Notes or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by each Co-Agent and Borrower, and by Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below or as otherwise expressly set forth in this Agreement, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of each Co-Agent and Requisite Lenders.

             (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Borrowing Base or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts set forth in Section 1.6 shall be effective unless the same shall be in writing and signed by each Co-Agent, Supermajority Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by each Co-Agent, Requisite Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or

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
consent with respect to any Default (if in connection therewith Co-Agents or Requisite Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances or Letter of Credit Obligations pursuant to Section 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Co-Agents, Requisite Lenders and Borrower.

             (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Co-Agents and each Lender directly affected thereby:
(i) increase the principal amount of any Lender's Revolving Loan Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date (other than mandatory prepayments under Section 1.3(b)) of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest, principal or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of any Collateral with a value exceeding $15,000,000 in any Fiscal Year (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Revolving Loan Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders" or "Supermajority Lenders" insofar as such definitions affect the substance of this
Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of any Co-Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Co-Agents or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

             (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

                 (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as a "Non-Consenting Lender"),

                 (ii) requiring the consent of Supermajority Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained, or

                 (iii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower's request Agent, or a Person acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Revolving Loan Commitment of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by such Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

             (e) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13) and termination of the Revolving Loan Commitments, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

         11.3 Fees and Expenses. Borrower shall reimburse each Co-Agent and, with respect to syndication expenses, GE Capital and Bank of America, for all reasonable and actual out-of-pocket expenses incurred in connection with the negotiation, preparation and syndication of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrower shall reimburse each Co-Agent (and, with respect to clauses (c), (d) and (e) below, all Lenders) for all reasonable and actual fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

             (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of any Loan;

             (b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

             (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person, and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to any Co-Agent by virtue of the Loan Documents, including any such litigation,

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

contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

             (d) any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to any Co-Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

             (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default; and

             (f) efforts to, in accordance with the provisions of the Loan Documents, (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective Subsidiaries or the affairs of the Credit Parties or their respective Subsidiaries, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses (a) through (f) above, all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

         Notwithstanding the generality of the foregoing, Borrower shall not be required to reimburse any Co-Agent or Lender for any fees, costs or expenses incurred in connection with any litigation, arbitration or court proceeding of the type described in clause (c) above (other than any litigation, contest, dispute, suit, proceeding or action, including any motion practice, application or other matter in connection therewith, arising in or under a case or proceeding that has been commenced against any Credit Party or any Subsidiary of any Credit Party under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, all of which shall be reimbursable under this Section 11.3) between any Credit Party, on the one hand, and any Co-Agent or Lender, on the other hand, (A) pending before a court of competent jurisdiction, (B) that has not been voluntarily dismissed pursuant to a settlement thereof, and (C) in which a final, non-appealable judgment or order shall have been entered in favor of such Credit Party containing a determination that such Credit Party is the prevailing party.


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         11.4 No Waiver. Any Co-Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of such Co-Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by any Co-Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of each Co-Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

         11.5 Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

         11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

         11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         11.8 Confidentiality. Each Co-Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts such Co-Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two years following receipt thereof, except that each Co-Agent and each Lender may disclose such information: (a) to Persons employed or engaged by such Co-Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Revolving Loan Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by such Co-Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of such Co-Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in

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
connection with any Litigation to which such Co-Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of any Co-Agent or any Lender; provided, that with respect to clauses (c) and (d) above, such Co-Agent or Lender shall notify Borrower as soon as is reasonably practicable under the circumstances prior to any proposed disclosure and afford Borrower the opportunity, at Borrower's expense, to limit or eliminate the disclosure or obtain one or more protective orders with respect thereto, in each case only to the extent that such Co-Agent or Lender has determined that the failure to immediately disclose would not subject it to any liability.

         11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CITY OF LOS ANGELES, CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, CO-AGENTS AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT CO-AGENTS, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF LOS ANGELES COUNTY, CITY OF LOS ANGELES, CALIFORNIA; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

         11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission prior to 5:00 p.m. local time of the recipient, or otherwise on the immediately succeeding Business Day (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or any Co-Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

         11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG CO-AGENTS, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

         11.14 Press Releases. Each Credit Party on the one hand, and each Co-Agent on the other, agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Borrower, any Co-Agent, or any of their respective Affiliates, or referring to this Agreement, the other Loan Documents or the Related Transactions Documents, without at least two Business Days' prior notice to such other Person and without the prior written consent of such other Person unless (and only to the extent that) such Credit Party, Co-Agent or their respective Affiliates is required to do so under law and then, in any event, such Credit Party, Co-Agent or their respective Affiliates will consult with such other Person before issuing such press release or other public disclosure. Each Credit Party consents to the publication by any Co-Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Such Co-Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and approval prior to the publication thereof. Each Co-Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrower's consent, which consent shall not be unreasonably withheld or delayed.

         11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.


         11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
                         [remainder of page left blank]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                         "BORROWER"

                         WESTERN DIGITAL CORPORATION

                         By:  /s/ Steven M. Slavin
                              ----------------------------------------
                              Steven M. Slavin
                              Vice President, Taxes and Treasurer



                         "ADMINISTRATIVE AGENT" and "LENDER"

                         GENERAL ELECTRIC CAPITAL
                         CORPORATION

                         By:  /s/ Robert S. Yasuda
                              ----------------------------------------
                              Robert S. Yasuda
                              Duly Authorized Signatory



                         "DOCUMENTATION AGENT" and "LENDER"

                         BANK OF AMERICA, N.A.

                         By:  /s/ Michael R. Williamson
                              ----------------------------------------
                              Michael R. Williamson
                              Senior Vice President

         The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as a Borrower.


"CREDIT PARTIES"
WESTERN DIGITAL (U.K.), LTD., a
corporation organized under the laws of
the United Kingdom

By:    /s/ Kenneth Larsen /by: E. M. Livesey
       ---------------------------------------
Name:  Kenneth Larsen
Title: Director



WESTERN DIGITAL (I.S.) LIMITED, a
corporation organized under
the laws of Ireland

By:    /s/ Michael A. Cornelius
       ---------------------------------------
Name:  Michael A. Cornelius
Title: Director

By:    /s/ Raymond M. Bukaty
       ---------------------------------------
Name:  Raymond M. Bukaty
Title: Director

                               ANNEX A (RECITALS)
                                       TO


                                CREDIT AGREEMENT

                                   DEFINITIONS

                  Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references in the following definitions to Sections, Exhibits, Schedules or Annexes shall refer to Sections, Exhibits, Schedules or Annexes of the Agreement:

                  "Account Debtor" shall mean any Person who may become obligated to any other Person under, with respect to, or on account of, an Account.

                  "Accounting Changes" shall have the meaning assigned to it in Annex G.

                  "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services, (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to such Person under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guaranties of any kind given by any other Person with respect to any of the foregoing.

                  "ACH Transactions" means any cash management or related services provided by Bank of America to Borrower or any other Credit Party, including the automatic clearing house transfer of funds by Bank of America for the account of the Borrower pursuant to agreement or overdrafts.

                  "Acquisition Pro Forma" shall have the meaning assigned to it in Section 6.1.

                  "Acquisition Projections" shall have the meaning assigned to it in Section 6.1.

                  "Activation Event" and "Activation Notice" shall have the respective meanings assigned to them in Annex C.

                  "Administrative Agent" shall mean GE Capital, in its capacity as administrative agent for Co-Agents and Lenders, or its successor appointed pursuant to Section 9.7.

                  "Advance" shall mean any Revolving Credit Advance or Swing Line Advance, as the context may require.

                  "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person,
(b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners or (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, that the term "Affiliate" shall specifically exclude each Co-Agent and each Lender.

                  "Agent" shall mean Administrative Agent and, as the context may require, Security Trustee.

                  "Agreement" shall mean the Credit Agreement by and among Borrower, the other Credit Parties party thereto, GE Capital, as Administrative Agent and a Lender, Bank of America, as Documentation Agent and a Lender, and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

                  "Applicable L/C Margin" shall mean the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

                  "Applicable Percentage" shall have the meaning assigned to it in Section 1.9(c).

                  "Applicable Revolver Index Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to
Section 1.5(a).

                  "Applicable Revolver LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

                  "Applicable Unused Line Fee Margin" shall mean the per annum fee, from time to time in effect, payable in respect of Borrower's non-use of available funds pursuant to Section 1.9(b), which fee is determined by reference to Section 1.5(a).

                  "Assignment Agreement" shall have the meaning assigned to it in Section 9.1(a).

                  "Available Liquidity" shall mean, at any time, the sum of (a) Net Borrowing Availability plus (b) available cash balances in Borrower's deposit accounts set forth in Disclosure Schedule (3.19) plus (c) available cash balances in the deposit accounts of Borrower's Subsidiaries (other than the Excluded Subsidiaries), in each case at such time.

                  "Average Borrowing Availability" shall mean, for any calendar month, the average daily Net Borrowing Availability for such month.

                  "Bank of America" shall mean Bank of America, N.A.

                  "Bank Products" means any one or more of the following types of services or facilities extended to Borrower by Bank of America or any of its Affiliates of the Bank in reliance on Bank of America's agreement to indemnify such Affiliate: (a) credit cards; (b) ACH Transactions; and (c) Interest Rate Protection Agreements.

                  "Bankruptcy Code" shall mean the provisions of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

                  "Beneficiaries" shall mean the Co-Agents, Lenders and Security Trustee.

                  "Borrower" shall have the meaning assigned to it in the preamble to the Agreement.

                  "Borrower Accounts" shall have the meaning assigned to it in Annex C.

                  "Borrower Pledge Agreement" shall mean the Pledge Agreement of even date herewith executed by Borrower in favor of Agent, on behalf of Co-Agents and Lenders, pledging all of the Stock of its domestic Subsidiaries that are not Excluded Subsidiaries, 65% of the Stock of its foreign Subsidiaries, and all Intercompany Notes owing to or held by it, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Borrowing Availability" shall have the meaning assigned to it in Section 1.1(a)(i).

                  "Borrowing Base" shall mean, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

                           (a) (i) 85% of Borrower's Eligible Domestic Accounts, minus (ii) the Dilution Reserve with respect to such Eligible Domestic Accounts; plus


                           (b)      the least of (i) $30,000,000, (ii) 25% of
         the value of all Collateral included in clauses (a), (b) and (c) of this definition of "Borrowing Base," and (iii) (A) 85% of Borrower's Eligible Foreign Accounts, subject to an acceptable credit review by Co-Agents of the foreign Account Debtors of Borrower, minus (B) the Dilution Reserve with respect to such Eligible Foreign Accounts; plus

                           (c) the lesser of (i) $25,000,000 and (ii) (A) 85% of WD UK's and WD IS's Eligible Accounts, subject to an acceptable credit review by Co-Agents of the Account Debtors of WD UK and WD IS, minus (B) the Dilution Reserve with respect to WD UK's and WD IS's Eligible Accounts.

                  "Borrowing Base Certificate" shall mean a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as Exhibit 4.1(b).

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of California or New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

                  "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                  "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

                  "Cash Collateral Account" shall have the meaning assigned to it in Annex B.

                  "Cash Equivalents" shall have the meaning assigned to it in Annex B.

                  "Cash Management System" shall have the meaning assigned to it in Section 1.8.

                  "Change of Control" means any of the following: (a) any Person or group of Persons (within the meaning of the Securities Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act) of 20% or more of the issued and outstanding shares of capital Stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances; (b) the occurrence of a change in the composition of the board of directors of Borrower as a result of which fewer than a majority of all directors are Incumbent Directors (as defined below); and (c) Borrower shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries (other than the Excluded Subsidiaries). For purposes of this definition, "Incumbent Director" means any director who is either (i) a director of Borrower as of the Closing Date, or (ii) a director who is elected or nominated for election to the board of directors of Borrower with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include any individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to Borrower); ***.

                  "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Person,
(d) any Person's ownership or use of any properties or other assets, or (e) any other aspect of any Person's business.

                  "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

                  "Closing Date" shall mean September 20, 2000.

                  "Co-Agents" shall collectively mean Administrative Agent, Documentation Agent and, as the context may require, Security Trustee; provided, that in the event that the Revolving Credit Commitment owned directly by Bank of America is less than $25,000,000, then "Co-Agents" shall be a reference to Administrative Agent and Security Trustee only.

                  "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any Co-Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect from time to time in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                  "Collateral" shall mean the property covered by the Security Agreement, and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of Co-Agents and Lenders, to secure the Obligations.

                  "Collateral Documents" shall mean the Security Agreement, the Borrower Pledge Agreement, the Overseas Security Documents, the Patent, Trademark and Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

                  "Collateral Reports" shall mean the reports with respect to the Collateral referred to in Annex F.

                  "Collection Account" shall mean that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York, ABA No. 021 001 033, or such other account as may be designated in writing by Agent as the "Collection Account."

                  "Commitment Termination Date" shall mean the earliest of (a) September 20, 2003, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans, the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving Loan Commitment and the Swing Line Commitment to zero dollars ($0), in each case in accordance with the provisions of Section 1.3(a).

                  "Compliance Certificate" shall have the meaning assigned to it in Annex E.

                  "Concentration Account" shall have the meaning assigned to it in Annex C.

                  "Connex" shall mean Connex, Inc., a Delaware corporation formerly known as Crag Technologies, Inc.

                  "Contracts" shall mean all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which such Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

                  "Control Letter" shall mean a letter agreement between Agent and (a) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (b) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (c) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant, as applicable, disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of Co-Agents and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

                  "Copyright License" shall mean any and all rights now owned or hereafter acquired by any Person under any written agreement granting any right to use any Copyright or Copyright registration.

                  "Copyrights" shall mean all of the following now owned or existing or hereafter adopted or acquired by any Person: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, or any territory thereof, or any other country or any political subdivision thereof; and (b) all extensions or renewals thereof.

                  "***" shall have the meaning assigned to it in Section 6.5.

                  "Credit Parties" shall mean Borrower, WD UK, WD IS, and any Target that becomes a "Credit Party" in accordance with the provisions of
Section 6.1.

                  "Default" shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Default Rate" shall have the meaning assigned to it in
Section 1.5(d).

                  "Deposit Accounts" shall mean any "deposit accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

                  "Dilution Reserve" shall mean the Reserve maintained from time to time against each of clauses (a), (b) and (c) set forth in the definition of "Borrowing Base" in an amount equal to (a) the value of each of Borrower's, WD UK's and WD IS's Accounts, as applicable, multiplied by (b) the amount by which the dilution of all such Accounts exceeds 7.5% at such time, multiplied by (c) two.

                  "Disbursement Account" shall have the meaning assigned to it in Annex C.

                  "Disclosure Schedules" shall mean the Schedules prepared by Borrower and denominated as Disclosure Schedules (1.4) through (6.7) in the Index to the Agreement.

                  "Documentation Agent" shall mean Bank of America, in its capacity as Documentation Agent for Lenders.

                  "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

                  "Dollars" or "$" shall mean lawful currency of the United States of America.

                  "EBITDA" shall mean, with respect to Borrower and its Subsidiaries (other than the Excluded Subsidiaries) for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Persons for such period, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Persons (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Persons for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Persons of any Stock, in each case to the extent included in the calculation of consolidated net income of such Persons for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of Borrower and its Subsidiaries (other than the Excluded Subsidiaries): (A) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (B) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (C) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary;
(D) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (E) any write-up of any asset; (F) any net gain from the collection of the proceeds of life insurance policies; (G) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (H) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (I) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

                  "Eligible Accounts" shall have the meaning assigned to it in
Section 1.6.

                  "Eligible Domestic Account" is an Eligible Account that is an obligation of an Account Debtor located in the United States and Canada (excluding the provinces of Quebec and Newfoundland and the Northwest Territories).

                  "Eligible Foreign Account" is an Eligible Account that is an obligation of an Account Debtor located in a foreign country (excluding Canada).

                  "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                  "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

                  "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all such Person's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment, and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "Equity Drawdown Facility" shall mean the equity draw-down facility with an institutional investor that allows Borrower to issue up to $150,000,000 (in monthly increments of up to $12,500,000) in common stock for cash at the market price of Borrower's common Stock less a discount of 2.75% to 4.25%, or any renewal or extension thereof that does not have the effect of increasing the maximum amount that may be issued by Borrower and is otherwise on terms and conditions not less favorable to Borrower.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and any regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

                  "ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any

ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days;
(g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

                  "ESOP" shall mean a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

                  "Event of Default" shall have the meaning assigned to it in
Section 8.1.

                  "Excluded Intellectual Property" shall mean all of the right, title and interest of Borrower and each Excluded Subsidiary in, to and under the Intellectual Property designated as "Excluded Intellectual Property" in Supplement A to Disclosure Schedule (3.15).

                  "Excluded Investments" shall mean the now existing or hereafter acquired promissory notes, certificated or uncertificated Stock, or other Investment Property of any Credit Party (or any Subsidiary of any Credit Party) in or with respect to Valence Semiconductor, Inc., a California corporation, e-Hitex, Inc., a Delaware corporation, Intera Systems, Inc., a California corporation, and Aristos Logic Corporation, a California corporation.

                  "Excluded Subsidiaries" shall mean Connex, SageTree, Pacifica, Cameo Technologies, Inc, a Delaware corporation formerly known as WDC.NET, Inc., Keen Personal Media, Inc., a Delaware corporation, Keen Technologies, Inc., a Delaware corporation, and Targets that become "Excluded Subsidiaries" in accordance with the provisions of Section 6.1.

                  "Fair Labor Standards Act" shall mean the provisions of the Fair Labor Standards Act, 29 U.S.C. Sections 201 et seq.

                  "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

                  "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

                  "Fee Letter" shall mean that certain letter of even date herewith between GE Capital, Bank of America and Borrower with respect to certain Fees to be paid from time to time by Borrower.

                  "Fees" shall mean any and all fees payable to any Co-Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

                  "Financial Covenants" shall have the meaning assigned to it in
Section 6.10.

                  "Financial Statements" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 and Annex E.

                  "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

                  "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower.

                  "Fiscal Year" shall mean any of the 52 or 53-week annual accounting periods of Borrower ending on the Friday nearest June 30 of each year.

                  "Fixtures" shall mean all "fixtures," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

                  "Funded Debt" shall mean, with respect to any Person, without duplication, all Indebtedness of such Person for borrowed money evidenced by notes, bonds, debentures or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex G to the Agreement.

                  "GE Capital" shall mean General Electric Capital Corporation, a New York corporation.

                  "General Intangibles" shall mean all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest that such Person may now or hereafter have in or under any Contracts, Licenses, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions or renewals thereof, interests in partnerships, joint ventures and other business associations, permits, inventions (whether or not patented or patentable), knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, Goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated and certificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, instruments and other property in respect of or in exchange for pledged shares or other equity interests, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Person or any computer bureau or service company from time to time acting for such Person.

                  "Goods" shall mean any "goods" as such term is defined in the Code, now owned or hereafter acquired by any Person.

                  "Goodwill" shall mean all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and other General Intangibles now or hereafter owned or acquired by any Person.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

                  "Guaranties" shall mean, collectively, the Ireland Guarantee and Debenture and the UK Guarantee and Debenture, and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

                  "Guarantors" shall mean each of WD UK and WD IS, and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for the benefit of Co-Agents and Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

                  "Hazardous Material" shall mean any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

                  "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six months or more, but excluding obligations to trade creditors (including commission payments) incurred in the ordinary course of business that are not unsecured and overdue by more than six months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

                  "Indemnified Liabilities" shall have the meaning assigned to it in Section 1.13.

                  "Index Rate" shall mean, for any day, a floating rate equal to the higher of (a) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (b) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

                  "Index Rate Loan" shall mean a Loan or any portion thereof bearing interest by reference to the Index Rate.

                  "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks and the Goodwill associated with any of the foregoing.

                  "Intellectual Property Collateral" shall mean all of the right, title and interest of any Credit Party, whether presently existing or hereafter arising or acquired, in, to and under the following:

                  (a) each Patent owned and Patent application filed by such Person;

                  (b) each Patent License to which such Person is a party (or the assignee of a party);

                  (c) each Trademark owned and Trademark application filed by such Person;

                  (d) each Trademark License to which such Person is a party (or the assignee of a party);

                  (e) each Copyright owned and Copyright application filed by such Person;

                  (f) each Copyright License to which such Person is a party;

                  (g) the Goodwill associated with each Trademark and Trademark application, and each of such Person's Trademarks licensed under any Trademark License; and

                  (h) all Proceeds of the foregoing, including (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Person from time to time with respect to any of the foregoing,
         (ii) any and all payments (in any form whatsoever) made or due and payable to any Person from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) any claim of any Person against third parties for (A) past, present or future infringement of any Patent or Patent License, (B) past, present or future infringement of any Copyright, Copyright License, (C) past, present or future infringement or dilution of any Trademark or Trademark License, or (D) injury to the Goodwill associated with any Trademark or Trademark License, (iv) any recoveries by any Person against third parties with respect to any litigation or dispute concerning any of the foregoing, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing, upon disposition or otherwise.

                  "Intercompany Note" shall mean a demand note to evidence intercompany Indebtedness owing at any time by any Credit Party or any Subsidiary of any Credit Party in favor of Borrower, each of which Intercompany Notes shall be in form and substance satisfactory to each Co-Agent and pledged and delivered to Agent pursuant to the Pledge Agreement as additional collateral security for the Obligations.

                  "Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person, but excluding the accrual of interest under the Subordinated Notes.

                  "Interest Rate Protection Agreement" means (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Associations, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including any such obligations or liabilities under any such Master Agreement.

                  "Interest Payment Date" shall mean (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in addition to the foregoing, each of (x) the date upon which all of the Revolving Loan Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

                  "Inventory" shall mean any "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

                  "Investment Property" shall mean any "investment property," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares, (b) all securities entitlements of such Person, including the rights of such Person to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to such account, (c) all securities accounts of such Person, (d) all commodity contracts held by such Person, and (e) all commodity accounts held by such Person.

                  "IRC" shall mean the Internal Revenue Code of 1986 and any regulations promulgated thereunder.

                  "Ireland Guarantee and Debenture" shall mean that certain All Assets Guarantee and Debenture of even date herewith entered into by WD IS in favor of Agent, in its capacity as Security Trustee on behalf of Beneficiaries, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Ireland Share Charge" shall mean that certain Charge Over Shares of even date herewith entered into by WD IS in favor of Agent, in its capacity as Security Trustee on behalf of Beneficiaries, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "IRS" shall mean the Internal Revenue Service.

                  "Komag Stock" shall mean shall mean the capital Stock of Komag, Incorporated, a Delaware corporation, owned by Borrower.

                  "L/C Issuer" shall have the meaning assigned to it in Annex B.

                  "L/C Sublimit" shall have the meaning assigned to it in Annex
B.

                  "Lenders" shall mean GE Capital, Bank of America, N.A., the other Lenders named on the signature pages of the Agreement and, if any such Lender shall decide to assign all or any portion of the Obligations, any assignee of such Lender.

                  "Letter of Credit Fee" shall have the meaning assigned to it in Annex B.

                  "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Agent or purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent or Lenders thereupon or pursuant thereto.

                  "Letter of Credit Rights" shall mean any "letter of credit rights," as such term is defined in the Code, now owned or hereafter acquired by any Person, including any right to payment under any letter of credit.

                  "Letters of Credit" shall mean commercial or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

                  "LIBOR Business Day" shall mean a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

                  "LIBOR Loan" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

                  "LIBOR Period" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                  (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two LIBOR Business Days prior to such date;

                  (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                  (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

                  (e) Borrower shall select LIBOR Periods so that there shall be no more than five separate LIBOR Loans in existence at any one time.

                  "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by Agent equal to:

                  (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second full LIBOR Business Day preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Co-Agents and Borrower.

                  "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

                  "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

                  "Litigation" shall have the meaning assigned to it in Section 3.13.

                  "Lloyds Guarantee" shall mean the Lloyds TSB Bank Plc guarantee issued to HM Customs & Excise.

                  "Lloyds Priority Documents" shall have the meaning assigned to it in Section 2.1(b).

                  "Loan Account" shall have the meaning assigned to it in
Section 1.12.

                  "Loan Documents" shall mean the Agreement, the Notes, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Schedule of Documents executed and delivered to, or in favor of, any Co-Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to any Co-Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement or Loan Document as the same may be in effect at any and all times such reference becomes operative.

                  "Loans" shall mean the Revolving Loan and the Swing Line Loan.

                  "Lock Boxes" shall have the meaning assigned to it in Annex C.

                  "Margin Stock" shall have the meaning assigned to it in
Section 3.10.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or financial condition of the Credit Parties and their Subsidiaries considered as a whole, (b) Borrower's or any Guarantor's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of Co-Agents and Lenders, on the Collateral or the priority of such Liens, or (d) any Co-Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

                  "Maximum Amount" shall mean, at the time any determination thereof is to be made, the amount at such time equal to the Revolving Loan Commitment of all Lenders.

                  "Maximum Lawful Rate" shall have the meaning assigned to it in
Section 1.5(f).

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Net Borrowing Availability" shall mean as of any date of determination, the lesser of (a) the Maximum Amount and (b) the Borrowing Base, in each case less the sum of the Revolving Loan and Swing Line Loan then outstanding.

                  "Net Worth" shall mean, with respect to any Person as of any date of determination, (a) the book value of the assets of such Person, minus
(b) reserves applicable thereto, minus (c) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

                  "Non-Funding Lender" shall have the meaning assigned to it in
Section 9.9(a)(ii).

                  "Notes" shall mean, collectively, the Revolving Notes and the Swing Line Note.

                  "Notice of Conversion/Continuation" shall have the meaning assigned to it in Section 1.5(e).

                  "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

                  "Obligations" shall mean all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to any Co-Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees, all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products, and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

                  "Overadvance" shall have the meaning assigned to it in Section 1.1(a)(iii).

                  "Overseas Security Documents" shall mean the Ireland Guarantee and Debenture, the Ireland Share Charge, the UK Guarantee and Debenture, the UK Share Charge, and the Security Trust Deed.

                  "Pacifica" shall mean Pacifica Insurance Corporation, a Hawaii corporation.

                  "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

                  "Patents" shall mean all of the following in which any Person now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part, divisions or extensions thereof.

                  "Patent, Trademark and Copyright Security Agreement" shall mean the Patent, Trademark and Copyright Security Agreement made in favor of Agent, on behalf of Co-Agents and Lenders, by each applicable Credit Party.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Pension Plan" shall mean a Plan described in Section 3(2) of ERISA.

                  "Permitted Acquisition" shall have the meaning assigned to it in Section 6.1.

                  "Permitted Credit Party Transactions" shall mean intercompany loans, advances or investments made by Borrower to any Credit Party or any Subsidiary of any Credit Party (other than the Excluded Subsidiaries), so long as (a) each such Credit Party or Subsidiary shall have executed and delivered to Borrower, on the Closing Date, an Intercompany Note to evidence all such loans and advances; (b) Borrower shall record all such loans, advances and investments on its books and records in a manner satisfactory to each Co-Agent; (c) at the time of any such loan, advance or investment, and after giving effect thereto, Borrower shall be Solvent; (d) no Default or Event of Default would occur and be continuing after giving effect to any such loan, advance or investment; and (e) the aggregate amount of such loans, advances and investments to all such Credit Parties and Subsidiaries shall not exceed $*** in any Fiscal Year.

                  "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $250,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate;
(i) Liens existing on the Closing Date and listed in Disclosure Schedule (6.7);
(j) presently existing or hereafter created Liens in favor of Agent, on behalf of Co-Agents and Lenders; (k) Liens created after the Closing Date by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $*** outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets); (l) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (m) bankers' rights of offset; and (n) inchoate and unperfected Liens of landlords of Borrower's Real Estate.

                  "Permitted Excluded Subsidiary Transactions" shall mean intercompany loans and advances made by Borrower to, or investments made by Borrower in, or amounts payable in connection with the formation or acquisition of, the Excluded Subsidiaries, so long as (a) each Excluded Subsidiary shall have executed and delivered to Borrower, on the Closing Date, an Intercompany Note to evidence all such loans and advances; (b) Borrower shall record all such loans, advances and investments on its books and records in a manner satisfactory to each Co-Agent; (c) at the time of any such loan, advance, investment or payment and after giving effect thereto, Borrower shall be Solvent; (d) no Default or Event of Default would occur and be continuing after giving effect to any such loan, advance, investment or payment; (e) Borrower and its Subsidiaries (other than the Excluded Subsidiaries) shall have Available Liquidity of not less than $150,000,000 after giving effect to such loan, advance, investment or payment; and (f) the aggregate amount of such loans, advances, investments and payments to or in all Excluded Subsidiaries shall not exceed $*** in any Fiscal Year.

                  "Permitted Foreign Bank Accounts" shall have the meaning assigned to it in Annex C.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" shall mean, at any time, an "employee benefit plan," as defined in Section 3(3) of ERISA, that any Credit Party or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to, or has maintained, contributed to or had an obligation to contribute to at any time within the last seven years on behalf of participants who are or were employed by any Credit Party or any ERISA Affiliate.

                  "Private Offering" shall mean the sale of Borrower's Stock in a private equity sale, made in compliance with all applicable laws and regulations.

                  "Proceeds" shall mean "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Person from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Person from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Person against third parties (i) for past, present or future infringement of any Patent or Patent License, or
(ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the Goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Person against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                  "Projections" shall mean Borrower's forecasted consolidated:
(a) balance sheets; (b) profit and loss statements; and (c) cash flow statements, consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

                  "Pro Rata Share" shall mean, with respect to all matters relating to any Lender, (a) at all times prior to the Commitment Termination Date, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, and
(b) at all times on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by such Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

                  "Public Offering" shall mean a firm underwritten public offering of common stock registered on form S-1, S-2 or S-3 under the Securities Act by a nationally-recognized investment banking firm and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

                  "Qualified Account Debtor" shall mean each of Compaq Computer Corporation, Dell Computer Corporation, Gateway, Inc., Ingram Micro Inc., Tech Data Corporation, and Synnex Information Technologies, Inc.

                  "Qualified Plan" shall mean a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

                  "Real Estate" shall have the meaning assigned to it in Section 3.6.

                  "Refunded Swing Line Loan" shall have the meaning assigned to it in Section 1.1(b)(iii).

                  "Related Transactions" shall mean the initial borrowing under the Revolving Loan on the Closing Date and the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

                  "Related Transactions Documents" shall mean the Loan Documents and all other documents executed in connection with the Related Transactions.

                  "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

                  "Requisite Lenders" shall mean Lenders having (a) more than sixty-six and two-thirds percent (66 2/3%) of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of all of the Loans.

                  "Reserves" shall mean, with respect to the Borrowing Base of Borrower, (a) reserves established pursuant to Section 5.4(c), and (b) such other reserves against Eligible Accounts or Borrowing Availability of Borrower that Agent may, after consultation among Co-Agents, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, (i) the Dilution Reserve, (ii) the UK Reserve, (iii) a Reserve in the amount of any Charges, Taxes or claims being contested by any Credit Party in accordance with the provisions of Section 5.2, to the extent Agent, after consultation among Co-Agents, reasonably believes that nonpayment or nondischarge thereof could reasonably be expected to result in a Material Adverse Effect, and (iv) other Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness where the failure to pay the same could reasonably be expected to result in a Material Adverse Effect, shall be deemed to be a reasonable exercise of Co-Agent's credit judgment.

                  "Restricted Payment" shall mean, with respect to any Person:
(a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt of such Person; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course to Stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or its Affiliates.

                  "Retiree Welfare Plan" shall mean, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a)(i).

                  "Revolving Loan" shall mean, at any time, (a) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (b) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

                  "Revolving Loan Commitment" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of such commitment of the Swing Line Lender) or incur Letter of Credit Obligations as set forth in Annex J or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of such commitment of the Swing Line Lender) or incur Letter of Credit Obligations, which aggregate commitment shall be One Hundred and Twenty-Five Million Dollars ($125,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                  "Revolving Note" shall have the meaning assigned to it in
Section 1.1(a)(ii).

                  "SageTree" shall mean SageTree, Inc., a Delaware corporation.

                  "Schedule of Documents" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

                  "Securities Act" shall mean the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq.

                  "Securities Exchange Act" shall mean the provisions of the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a et seq.

                  "Security Trust Deed" shall mean that certain Security Trust Deed of even date herewith entered into between Borrower, WD IS and WD UK (as Obligors), Agent (acting in its capacity as Agent and as the Security Trustee), and the Beneficiaries, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Security Trustee" shall mean GE Capital, in its capacity as Security Trustee for Beneficiaries, or its successor appointed in accordance with the terms of the Security Trust Deed.

                  "Security Agreement" shall mean the Security Agreement of even date herewith entered into by and among Agent, on behalf of Co-Agents and Lenders, and each Credit Party signatory thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Solvent" shall mean, with respect to any Person on a particular date, that on such date: (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

                  ***

                  "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).

                  "Stockholder" shall mean, with respect to any Person, each holder of Stock of such Person.

                  "Subordinated Debt" shall mean the Indebtedness of Borrower evidenced by the Subordinated Notes and any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Co-Agents and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder, including, in each case, any refinancing thereof permitted under Section 6.14.

                  "Subordinated Debt Documents" shall mean the Subordinated Notes, the Subordinated Indenture and all other agreements, instruments, documents and certificates executed in connection therewith.

                  "Subordinated Indenture" shall mean the Indenture dated as of February 18, 1998, between Borrower, as Issuer, and State Street Bank and Trust Company of California, N.A., as Trustee.

                  "Subordinated Notes" shall mean those certain Zero Coupon Convertible Subordinated Debentures due 2018, issued by Borrower in an aggregate original principal amount of $1,297,200,000.

                  "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

                  "Supermajority Lenders" shall mean Lenders having (a) 80% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 80% or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations.

                  "Supporting Obligations" shall mean any "supporting obligations," as such term is defined in the Code, now owned or hereafter acquired by any Person.

                  "Swing Line Advance" shall have the meaning assigned to it in
Section 1.1(b)(i).

                  "Swing Line Availability" shall have the meaning assigned to it in Section 1.1(b)(i).

                  "Swing Line Commitment" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth in Annex J, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

                  "Swing Line Lender" shall mean GE Capital.

                  "Swing Line Loan" shall mean at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

                  "Swing Line Note" shall have the meaning assigned to it in
Section 1.1(b)(ii).

                  "Tangible Net Worth" shall mean, with respect to any Person at any date, the Net Worth of such Person at such date, excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items, (b) all unamortized debt discount and expense, (c) treasury Stock, (d) any write-up in the book value of any asset (other than write-ups in the value of Borrower's marketable securities in accordance with GAAP) resulting from a revaluation thereof, and (e) the amount of any intercompany loans and advances between Borrower and its Subsidiaries.

                  "Target" shall have the meaning assigned to it in Section 6.1.

                  "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of any Co-Agent or any Lender by the jurisdictions under the laws of which such Co-Agent or Lenders are organized or conduct business or by any political subdivision thereof.

                  "Termination Date" shall mean the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) Letter of Credit Obligations have been terminated, replaced, guaranteed or cash collateralized in accordance with Annex B, and (d) Borrower shall not have any further right to borrow any monies under the Agreement.

                  "Title IV Plan" shall mean a Pension Plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to, or has maintained, contributed to or had an obligation to contribute to at any time within the last seven years, on behalf of participants who are or were employed by any of them.

                  "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark.

                  "Trademarks" shall mean all of the following now owned or existing or hereafter adopted or acquired by any Person: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

                  "UK Guarantee and Debenture" shall mean that certain Composite Guarantee and Debenture of even date herewith entered into by WD UK in favor of Agent, in its capacity as Security Trustee on behalf of Beneficiaries, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "UK Reserve" shall mean the Reserve maintained from time to time against the Borrowing Availability and the Net Borrowing Availability in an amount equal to the sum of (a) the aggregate amount of any preferential debts (of the types listed in Schedule 6 to the Insolvency Act 1986 (in the case of WD
UK) or Section 285 of the Companies Act 1963 (in the case of WD IS), or any statutory re-enactment or modification thereof pursuant to which the payment of certain obligations of a Person are given statutory preference over the payment of other such obligations) of WD UK and WD IS that would, pursuant to the provisions of any law relating to liquidation, bankruptcy, insolvency or creditors' rights generally, be paid in priority or preference to other Indebtedness in a winding up, dissolution, administration, insolvency, examination, or other similar process of law in any jurisdiction, and (b) until such time as the Lloyds Guarantee has been replaced by a Letter of Credit issued by a Lender or guaranteed by Agent in accordance with Annex B, the amount of the Lloyds Guarantee.

                  "UK Share Charge" shall mean that certain Charge Over Shares of even date herewith entered into by WD UK in favor of Agent, in its capacity as Security Trustee on behalf of Beneficiaries, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five years following a transaction that might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

                  "Vixel Stock" shall mean the shares of Stock of Vixel Corporation owned by Borrower.

                  "WD IS" shall mean Western Digital (IS) Limited.

                  "WD UK" shall mean Western Digital (U.K.) Ltd.

                  "Welfare Plan" shall mean a Plan described in Section 3(1) of ERISA.

                  "*** Loan" shall mean the loan provided by ***, a corporation organized under the laws of ***, to Borrower pursuant to that certain Loan Agreement dated as of ***, 2000.

                  Rules of construction with respect to accounting terms used in the Agreement or any of the other Loan Documents shall be as set forth in Annex
G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of California to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a section, subsection or clause refer to such section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

                  The phrase "after consultation among Co-Agents," when used with respect to any determination made or to be made by Administrative Agent or any discretion exercised or exercisable by Administrative Agent, shall mean that
(i) Administrative Agent may make and continue to make such determination or exercise such discretion unilaterally unless and until contacted by either Co-Agent with respect to such matter, (ii) either Co-Agent may contact the other to discuss any such matter (but shall have no obligation to contact the other) at any time, (iii) if either Co-Agent initiates such contact, then the Co-Agents shall discuss such matter, and (iv) if the Co-Agents fail to reach agreement on such matter, then the Administrative Agent shall thereafter make such determination or exercise such discretion in the manner proposed by the Co-Agent asserting the more conservative credit judgment.

                  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (SECTION 1.2)
                                       TO


                                CREDIT AGREEMENT

                                LETTERS OF CREDIT

                  (a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer")) for Borrower's account and guaranteed by Agent; provided, that if the L/C Issuer is a Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph
(b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Twenty-Five Million Dollars ($25,000,000) (the "L/C Sublimit"), (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, and neither Agent nor Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date unless otherwise determined by Agent, in its sole discretion.

                  (b)      Advances Automatic; Participations.

                           (i)      In the event that Agent or any Lender shall
make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender's Pro Rata Share of any such payment.

                           (ii)     If it shall be illegal or unlawful for
Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Lender, then (A) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

                  (c)      Cash Collateral.

                           (i)      If Borrower is required to provide cash
collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Agent for the ratable benefit of Co-Agents and Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Co-Agents and Lenders, in a manner satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of Co-Agents and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

                           (ii)     If any Letter of Credit Obligations, whether
or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, (B) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus 30 additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

                           (iii)    From time to time after funds are deposited
in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

                           (iv)     Neither Borrower nor any Person claiming on
behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Agent or Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

                  (d) Fees and Expenses. Borrower agrees to pay (i) to Agent for the benefit of Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (A) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (B) for each month during which any Letter of Credit Obligation shall remain outstanding, a Fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the daily average of the maximum amount available from time to time to be drawn under the applicable Letter of Credit during such month, which Fee shall be paid to Agent for Co-Agents and the ratable benefit of the Lenders in arrears, on the first day of each month and on the Commitment Termination Date, and (ii) to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                  (e) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Agent at least two Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guaranteed and, to the extent not previously delivered to Agent, copies of all agreements between Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

                  (f) Obligation Absolute. The obligation of Borrower to reimburse Agent and Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances, including the following:

                           (i)      any lack of validity or enforceability of
any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

                           (ii)     the existence of any claim, setoff, defense
or other right that Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                           (iii)    any draft, demand, certificate or any other
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv)     payment by Agent (except as otherwise
expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

                           (v)      any other circumstance or event whatsoever
that is similar to any of the foregoing; or

                           (vi)     the fact that a Default or an Event of
Default shall have occurred and be continuing.

                  (g)      Indemnification; Nature of Lenders' Duties.

                           (i)      In addition to amounts payable as elsewhere
provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

                           (ii)     As between Agent and any Lender and
Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;
(C) failure of the beneficiary of
any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

                           (iii)    Nothing contained herein shall be deemed to
limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

                              ANNEX C (SECTION 1.8)
                                       TO


                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEM

         Borrower shall, and shall cause its Subsidiaries to, establish and maintain the cash management system described below:

                  (a) On or before the Closing Date and until the Termination Date, each of Borrower and each Guarantor shall (i) establish lock boxes ("Lock Boxes") at one or more of the banks set forth in Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into one or more bank accounts in Borrower's name or any such Subsidiary's name (each, a "Borrower Account" and collectively, the "Borrower Accounts") at a bank identified in Disclosure Schedule (3.19) as a bank at which such Borrower Accounts are maintained (each, a "Relationship Bank"). On or before the Closing Date, each of Borrower and each Guarantor shall have established a concentration account in its name (the "Concentration Account") at the bank that shall be designated as the Concentration Account bank for Borrower in Disclosure Schedule (3.19) (the "Concentration Account Bank"), which bank shall be satisfactory to Co-Agents.

                  (b) Borrower and each Guarantor may maintain, in its name, one or more accounts (each, a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank acceptable to Co-Agents into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to Borrower pursuant to Section 1.1 for use by Borrower solely in accordance with the provisions of Section 1.4; provided, that at no time shall Borrower or any Guarantor maintain deposits in excess of US$500,000 in any Disbursement Account located outside of the United States; provided, that the foregoing limitation shall not apply to deposits maintained in the Disbursement Accounts identified on Appendix I to this Annex C (collectively, the "Permitted Foreign Bank Accounts"). Borrower and each Guarantor shall not accumulate or maintain cash in any Disbursement Account located in the United States and at a bank other than Bank of America, as of any date of determination in excess of checks outstanding against such account as of such date; provided, that, from the Closing Date through March 31, 2001, with respect to (i) Union Bank of California, N.A., Account No. ***, Borrower may maintain a cash balance of $5,000 and (ii) Wells Fargo Bank, N.A., Account No. ***, Borrower may maintain a cash balance of $30,000.

                  (c) On or before the Closing Date (or such later date as Co-Agents shall consent to in writing), the Concentration Account Bank, the bank where the Disbursement Account is maintained and all other Relationship Banks shall have entered into tri-party blocked account agreements with Agent, for the benefit of Co-Agents and Lenders, and Borrower and Subsidiaries thereof, as applicable, in form and substance acceptable to Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of Co-Agents and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Borrower Account is maintained, such bank agrees, from and after the receipt of a notice (an "Activation Notice") from Agent (which Activation Notice may be given by Agent at any time at which (1) a Default or Event of Default shall have occurred and be continuing, (2) Agent reasonably believes based upon information available to it that a Default or an Event of Default is likely to occur, (3) Agent reasonably believes that an event or circumstance that is likely to have a Material Adverse Effect has occurred,
(4) Borrower and its Subsidiaries (other than the Excluded Subsidiaries) have Available Liquidity of less than $125,000,000, or (5) Agent reasonably has grounds to question the integrity of Borrower's Cash Management System or Borrower's compliance with the provisions of this Annex C or any other provisions of the Loan Documents to the extent related to such Cash Management System (any of the foregoing being referred to herein as an "Activation Event")), to forward immediately all amounts in each Borrower Account to the Concentration Account Bank and to commence the process of daily sweeps from such Borrower Account into the Concentration Account and (B) with respect to the Concentration Account Bank, such bank agrees from and after the receipt of an Activation Notice from Agent upon the occurrence of an Activation Event, to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. From and after the date Agent has delivered an Activation Notice to any bank with respect to any Borrower Account(s), Borrower shall not, and shall not cause or permit any Subsidiary thereof to, accumulate or maintain cash in the Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

                  (d) So long as no Default or Event of Default shall have occurred and be continuing, Borrower may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Borrower Account or to replace any Concentration Account or the Disbursement Account; provided, that (i) Co-Agents shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, Borrower or its Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Co-Agents. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Agent that the creditworthiness of any bank maintaining an account is no longer acceptable in Co-Agents' reasonable judgment, or as promptly as practicable and in any event within 60 days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank maintaining such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment; provided, that

Borrower shall close each Borrower Account and Disbursement Account identified as "to be closed" on Disclosure Schedule (3.19) on or before the earlier of (A) the date on which all checks outstanding against such account have cleared and
(B) March 31, 2001.

                  (e) The Lock Boxes, Borrower Accounts, Disbursement Account and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of Co-Agents and Lenders, pursuant to the Security Agreement.

                  (f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 and shall be applied (and allocated) by Agent in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

                  (g) Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "Related Person") to (i) hold in trust for Agent, for the benefit of Co-Agents and Lenders, all checks, cash and other items of payment received by Borrower or any such Related Person, and (ii) within one Business Day after receipt by Borrower or any such Related Person of any checks, cash or other items of payment, deposit the same into a Borrower Account. Borrower and each Related Person acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are the Collateral of Agent and Lenders. All proceeds of the sale or other disposition of any Collateral shall be deposited directly into Borrower Accounts.

                                   APPENDIX 1

WESTERN DIGITAL (U.K.) LTD.

Fleet (BankBoston)
39 Victoria Street
London  England

STG payments                       ***
US$ receipts                       ***

Lloyds Bank PLC
64 High Street
Epson  England

STG payments                       ***

WESTERN DIGITAL (IS) LIMITED

Ulster Bank
54 South Mall
Cork  Ireland

Payments                           ***

Ulster Bank
33 College Green
Dublin  Ireland

Receipts                           ***

*Subject to terms of open items letter of even date herewith.

                            ANNEX D (SECTION 2.1(a))
                                       TO


                                CREDIT AGREEMENT
                              SCHEDULE OF DOCUMENTS





                                    [Omitted]

                            ANNEX E (SECTION 4.1(a))
                                       TO


                                CREDIT AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

                  Borrower shall deliver or cause to be delivered to each Co-Agent or to Co-Agents and Lenders, as indicated, the following:

                  (a) Monthly Financials. To Co-Agents and Lenders, within 30 days after the end of each Fiscal Month, financial information regarding Borrower and its Subsidiaries consisting of consolidated and consolidating: (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income for such Fiscal Month, prepared in accordance with GAAP (subject to normal quarterly and year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of such Fiscal Month. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each financial covenant set forth in Annex G that is tested on a monthly basis (regardless of whether such covenants are being tested in accordance with the terms of Section 6.10), and (B) a statement from the Chief Financial Officer of Borrower that (1) such financial information presents fairly in accordance with GAAP (subject to normal quarterly and year-end adjustments) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year ending as of the end of such Fiscal Month and (2) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                  (b) Quarterly Financials. To Co-Agents and Lenders, within 45 days after the end of each Fiscal Quarter, consolidated financial information regarding Borrower and its Subsidiaries, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a Compliance Certificate in respect of each of the financial covenants set forth in Annex G that is tested on a quarterly basis (regardless of whether such covenants are being tested in accordance with the terms of Section 6.10), and (B) a statement from the Chief Financial Officer of Borrower that (1) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on a consolidated basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year ending as of the end of such Fiscal Quarter, (2) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Agent and Lenders, within 45 days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

                  (c) Operating Plan. To Co-Agents and Lenders, as soon as available, but not later than 30 days after the end of each Fiscal Year, an annual operating plan for Borrower, approved by the Board of Directors of Borrower, for the following year, which will (i) include a statement of all of the material assumptions on which such plan is based, (ii) include quarterly balance sheets and a quarterly budget for the following Fiscal Year and (iii) integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

                  (d) Annual Audited Financials. To Co-Agents and Lenders, within 90 days after the end of each Fiscal Year, audited Financial Statements for Borrower and its Subsidiaries on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and audited without qualification by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters from Borrower and its agents and representatives to such accountants in connection with such audit examination detailing contingent liabilities and material litigation matters, and (iv) the statement from the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                  (e) Management Letters. To Co-Agents and Lenders, within five Business Days after receipt thereof by any Credit Party, and subject to the approval of such Credit Party's independent certified public accounts (which approval such Credit Party shall use its best efforts to obtain), copies of all management letters, exception reports or similar letters or reports received by such Credit Party from such independent certified public accountants.

                  (f) Default Notices. To Co-Agents and Lenders, as soon as practicable, and in any event within five Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

                  (g) SEC Filings and Press Releases. To Co-Agents and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material adverse changes or developments in the business of any such Person.

                  (h) Subordinated Debt and Equity Notices. To each Co-Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

                  (i) Supplemental Schedules. To each Co-Agent, supplemental disclosures, if any, required by Section 5.6.

                  (j) Litigation. To each Co-Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party or any Subsidiary of any Credit Party that (i) seeks damages in excess of $2,500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party or any Subsidiary of any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities, or (vi) involves any product recall.

                  (k) Insurance Notices. To each Co-Agent, disclosure of losses or casualties required by Section 5.4.

                  (l) Lease Default Notices. To each Co-Agent, within five Business Days after receipt thereof by any Credit Party, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may request in its reasonable discretion.

                  (m) Lease Amendments. To each Co-Agent, within five Business Days after receipt thereof by any Credit Party, copies of all material amendments to real estate leases.

                  (n) Other Documents. To Co-Agents and Lenders, such other financial and other information respecting any Credit Party's or any Subsidiary of any Credit Party's business or financial condition as any Co-Agent or any Lender shall, from time to time, reasonably request.

                            ANNEX F (SECTION 4.1(b))
                                       TO


                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

                  Borrower shall deliver or cause to be delivered the following:

                  (a) To each Co-Agent, upon the request of any Co-Agent and in any event no later than the tenth Business Day of each Fiscal Month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), the following reports, each of which shall be prepared by Borrower as of the last day of the immediately preceding Fiscal Month or such other period as may be requested by any Co-Agent:

                           (i)      a Borrowing Base Certificate with respect to
each Credit Party, accompanied by such supporting detail and documentation as shall be requested by any Co-Agent in its reasonable discretion;

                           (ii)     with respect to each Credit Party, a summary
of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Co-Agents in their reasonable discretion;

                           (iii)    with respect to each Credit Party, a monthly
trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Co-Agents in their reasonable discretion; and

                           (iv)     reports with respect to the roll-forward of
each Credit Party's Accounts, including all additions and reductions (cash and non-cash) with respect thereto, in each case accompanied by such supporting detail and documentation as shall be requested by Co-Agents in their reasonable discretion.

                  (b) To each Co-Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, a reconciliation of the Accounts trial balance and month-end Inventory reports of Borrower to Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Co-Agents in their reasonable discretion;

                  (c) To each Co-Agent, at the time of delivery of each of the quarterly or annual Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

                  (d) Borrower, at its own expense, shall deliver to each Co-Agent the results of each physical verification, if any, that Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default shall have occurred and be continuing, Borrower shall, upon the request of Co-Agents, conduct, and deliver the results of, such physical verifications as Co-Agents may require);

                  (e) Borrower, at its own expense, shall deliver to each Co-Agent such appraisals of its assets as Co-Agents may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to Co-Agents; and

                  (f) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as any Co-Agent shall from time to time request in its reasonable discretion.

                             ANNEX G (SECTION 6.10)
                                       TO


                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

                  So long as (a) there are any outstanding Revolving Credit Advances or Letter of Credit Obligations (excluding Letters of Credit (i) for bank guarantees issued on behalf of WD UK, (ii) to support Borrower's replacement real estate lease for its headquarters location, and (iii) to support other corporate purposes acceptable to Co-Agents in an aggregate outstanding amount not to exceed $20,000,000), (b) as of end of any March, June, September or December of each year, Borrower and its Subsidiaries (other than Excluded Subsidiaries) shall have Available Liquidity of less than $200,000,000, or (c) as of end of any month other than March, June, September or December of each year, Borrower and its Subsidiaries (other than Excluded Subsidiaries) shall have Available Liquidity of less than $150,000,000, then Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

                  (a) Maximum Capital Expenditures. Borrower and its Subsidiaries (other than the Excluded Subsidiaries) on a consolidated basis shall not make aggregate Capital Expenditures that exceed (i) during period No. 1 through No. 3 below, the respective amounts set forth opposite such periods, and (ii) during periods No. 4 through No. 12 below, the lesser of (A) the respective amounts set forth opposite such periods, and (B) total EBITDA for Borrower and its Subsidiaries on a consolidated basis during such period:

No.                Period               Maximum Capital Expenditures
---                ------               ----------------------------
 1         7/1/00 through 9/29/00                   $***
 2         7/1/00 through 12/29/00                  $***
 3         7/1/00 through 3/30/01                   $***
 4         7/1/00 through 6/29/01                   $***
 5        9/30/00 through 9/28/01                   $***
 6       12/30/00 through 12/28/01                  $***
 7        3/31/01 through 3/29/02                   $***
 8        6/30/01 through 6/28/02                   $***
 9        9/29/01 through 9/27/02                   $***
10       12/29/01 through 12/27/02                  $***
11        3/30/02 through 3/28/03                   $***
12        6/29/02 through 6/2703                    $***

provided; that beginning with the Fiscal Year ending 6/29/01 and for each Fiscal Year thereafter, to the extent the maximum amount of Capital Expenditures permitted above for any such Fiscal Year (i.e., Year 1) exceeds the amount of Capital Expenditures actually made by Borrower and such Subsidiaries during such Fiscal Year (such excess being the "Excess Amount"), then the amount of permitted Capital Expenditures for each period above that ends during the immediately succeeding Fiscal Year (i.e., Year 2) will be increased by the positive amount (the "Carry Over Amount") equal to (i) the lesser of (A) the Excess Amount and (B) 25% of the amount of permitted Capital Expenditures for such Fiscal Year (i.e., Year 1), minus (ii) that portion of the Excess Amount, if any, expended during a previous period during such succeeding Fiscal Year. For purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in any Fiscal Quarter.

                  (b) Minimum EBITDA. Borrower and its Subsidiaries (other than the Excluded Subsidiaries) on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before September 28, 2001, for the period commencing on September 29, 2000, and ending on the last day of such Fiscal Quarter) of not less than the following:

                  Period Ending On                            EBITDA
                  ----------------                            ------
                  December 29, 2000                           $***
                  March 30, 2001                              $***
                  June 29, 2001                               $***
                  September 28, 2001                          $***
                  December 28, 2001                           $***
                  March 29, 2002                              $***
                  June 28, 2002                               $***
                  September 27, 2002                          $***
                  December 27, 2002                           $***
                  March 28, 2003                              $***
                  June 27, 2003                               $***

                  (c) Minimum Tangible Net Worth. Borrower and its Subsidiaries (other than the Excluded Subsidiaries) on a consolidated basis shall maintain Tangible Net Worth, at the end of each Fiscal Quarter set forth below, equal to or greater than the following:

                  Period Ending On                   Minimum Tangible Net Worth
                  ----------------                   --------------------------
                  September 29, 2000                          $***
                  December 29, 2000                           $***
                  March 30, 2001                              $***
                  June 29, 2001                               $***
                  September 28, 2001                          $***
                  December 28, 2001                           $***
                  March 29, 2002                              $***
                  June 28, 2002                               $***
                  September 27, 2002                          $***
                  December 27, 2002                           $***
                  March 28, 2003                              $***
                  June 27, 2003                               $***

; provided, that if (a) there are any outstanding Revolving Credit Advances or Letter of Credit Obligations (excluding Letters of Credit (i) for bank guarantees issued on behalf of WD UK, (ii) to support Borrower's replacement real estate lease for its headquarters location, and (iii) to support other corporate purposes acceptable to Co-Agents in an aggregate outstanding amount not to exceed $20,000,000), and (b) (i) as of end of any March, June, September or December of each year, Borrower and its Subsidiaries (other than Excluded Subsidiaries) shall have Available Liquidity of less than $200,000,000, or (ii) as of end of any month other than March, June, September or December of each year, Borrower and its Subsidiaries (other than Excluded Subsidiaries) shall have Available Liquidity of less than $150,000,000, then the required minimum Tangible Net Worth amount shall be measured at the end of each Fiscal Month during the applicable Fiscal Quarters set forth above.

                  Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Co-Agents and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions); (ii) changes in accounting principles concurred in by Borrower's certified public accountants;
(iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Co-Agents, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting

Change. If Co-Agents, Borrower and Requisite Lenders cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                            ANNEX H (SECTION 1.1(d))
                                       TO


                                CREDIT AGREEMENT

                       LENDERS' WIRE TRANSFER INFORMATION

If to GE Capital, at:
         Bank Name: Bankers Trust
         Location: 1 Banker's Trust Place, New York, NY 10006
         Account Name:  GECC/CAF Depository (Western Digital)
         Account Number: 50232854
         ABA Number: 021001033

         Reference: CFW#3310

If to Bank of America, at:
         Bank Name: Bank of America
         Location: San Francisco, California
         Account Name: Bank of America Business Credit
         Account Number: 1257503561
         ABA Number: 121000358
         Reference: Western Digital

                             ANNEX I (SECTION 11.10)
                                       TO


                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A)  If to Agent or GE Capital, at
     General Electric Capital Corporation
     350 South Beverly Drive, Suite 200
     Beverly Hills, California 90212
     Attention:  Account Manager (Western Digital)
     Facsimile:  (310) 785-0644

     Telephone:  (310) 203-0335

     with copies to:
     General Electric Capital Corporation    Murphy Sheneman Julian & Rogers
     201 High Ridge Road                     2049 Century Park East, Suite 2100
     Stamford, Connecticut 06927-5100        Los Angeles, California  90067
     Attention:  Corporate Counsel           Attention:  Gary B. Rosenbaum, Esq.
     Facsimile:  (203) 316-7822              Facsimile:  (310) 788-3777

     Telephone:  (203) 316-7500              Telephone:  (310) 788-3700

(B)  If to Documentation Agent or Bank of America, N.A., at
     Bank of America, N.A.
     55 South Lake Avenue, Suite 900
     Pasadena, California  91101
     Attention:  Portfolio Manger (Western Digital)
     Facsimile:  (626) 578-6143

     Telephone:  (626) 578-6070

(C)  If to Borrower, at
     Western Digital Corporation
     8105 Irvine Center Drive
     Irvine, California 92618
     Attention:  Mr. Steven M. Slavin
     Facsimile:  (949) 932-5995

     Telephone:  (949) 932-5000

     With copies to:
     Western Digital Corporation
     8105 Irvine Center Drive
     Irvine, California 92618
     Attention:  Michael A. Cornelius, Esq., General Counsel
     Facsimile:  (949) 932-5633

     Telephone:  (949) 932-5000

                        ANNEX J (ANNEX A - "COMMITMENTS")
                                       TO


                                CREDIT AGREEMENT
                       COMMITMENTS AS OF THE CLOSING DATE

           Lenders                             Revolving Loan Commitment
           -------                             -------------------------
General Electric Capital Corporation         $75,000,000 (including a Swing Line
                                             Commitment of $10,000,000)

Bank of America, N.A.                        $50,000,000

                                    SCHEDULES
                                       TO

                                CREDIT AGREEMENT



                             Schedules (1.1) - (6.3),
                            (6.6) and (6.7) - Omitted

                             DISCLOSURE SCHEDULE 6.5
                                       ***

         Following is a general description of the ***:

              ***

                                EXHIBIT 1.1(a)(i)

                      (NOTICE OF REVOLVING CREDIT ADVANCE)

                                     [DATE]
General Electric Capital Corporation
350 South Beverly Drive, Suite 200
Beverly Hills, CA 90212

Attention:  Account Manager (Western Digital)

         Re:    Western Digital
Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of September 20, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Western Digital Corporation, a Delaware corporation ("Borrower"), the other Credit Parties party thereto, the Lenders from time to time signatory thereto, General Electric Capital Corporation, as administrative agent, and Bank of America, N.A., as documentation agent. Capitalized terms or matters of construction defined or established in Annex A to the Credit Agreement shall be applied herein as defined or established therein.

         Borrower hereby gives irrevocable notice, pursuant to Section 1.1(a)(i) of the Credit Agreement, of the following request for a Revolving Credit
Advance:
         Amount:
                                    --------------------------------------------
         Requested Date of Borrowing:
                                     -------------------------------------------
         Special instructions (if any):
                                       -----------------------------------------

         Borrower hereby represents and warrants that the conditions in Section
2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the Revolving Credit Advance requested herein, both before and after giving effect thereto and to the application of the proceeds therefrom, and hereby confirms the granting of the Liens to Agent, for the benefit of Co-Agents and Lenders, pursuant to the Collateral Documents.

         IN WITNESS WHEREOF, Borrower has caused this Notice of Revolving Credit Advance to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                           WESTERN DIGITAL CORPORATION
                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                               EXHIBIT 1.1(a)(ii)

                             FORM OF REVOLVING NOTE
[PAYEE'S PRO RATA SHARE

OF REVOLVING LOAN COMMITMENT]                                 September __, 2000

         FOR VALUE RECEIVED, the undersigned, Western Digital Corporation, a Delaware corporation ("Borrower"), hereby promises to pay to the order of [______________] ("Payee"), for its own account as one of the lenders (collectively, "Lenders") under the Credit Agreement (defined below), or its assigns, at the offices of General Electric Capital Corporation, a New York corporation, as administrative agent for Lenders (in such capacity, "Administrative Agent" or "Agent"), at its address at 350 South Beverly Drive, Suite 200, Beverly Hills, California 90212, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of [__________________] DOLLARS ($[_________]), or such lesser or greater principal amount as may be from time to time outstanding pursuant to the Credit Agreement with respect to Payee's Pro Rata Share of the Revolving Loan.

         Capitalized terms or matters of construction defined or established in Annex A to the Credit Agreement of even date herewith by and among Borrower, the other Credit Parties party thereto, Lenders, Agent and Bank of America, N.A., as documentation agent for Lenders ("Documentation Agent"; Administrative Agent and Documentation Agent are collectively referred to as "Co-Agents" and each, a "Co-Agent") (including all annexes, exhibits and schedules thereto, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") shall be applied herein as defined or established therein. This Revolving Note ("Note") is issued pursuant to the Credit Agreement, is one of the "Revolving Notes" referred to therein, and is entitled to the benefit and security of the Loan Documents provided for therein, to which a reference is hereby made for a statement of all of the terms and conditions under which the Revolving Loan is made and is to be repaid. All of the terms, covenants and conditions of the Credit Agreement and all other Instruments evidencing or securing the Indebtedness hereunder, including the Loan Documents, are hereby made a part of this Note and are deemed incorporated herein in full. The date and amount of each Revolving Credit Advance made by Revolving Lenders to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof shall be recorded by Agent on its books and records; provided, that the failure by Agent to make any such recordation shall not affect the obligations of Borrower to make payment when due of any amount owing under the Loan Documents in respect of the Revolving Credit Advances made by Payee to Borrower.

         The principal amount of the Indebtedness from time to time evidenced hereby may be repaid and reborrowed and shall be payable in the amounts and on the dates specified in the Credit Agreement and, if not sooner paid in full, on the Commitment Termination Date. Interest on the outstanding principal amount of this Note shall be paid until such principal amount is paid in full at such rates of interest, including the Default Rate, if applicable, and at such times as are specified in the Credit Agreement.

         Except as otherwise provided in the Credit Agreement, if any payment or prepayment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         Upon the occurrence and during the continuance of an Event of Default, this Note may, without demand, notice or legal process of any kind, as provided in the Credit Agreement, be declared, and upon such declaration immediately shall become, or upon certain circumstances set forth in the Credit Agreement may become without declaration, due and payable.

         Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower waives presentment, demand, protest, and notice of nonpayment and protest.

         Except as provided in the Credit Agreement, this Note may not be assigned by Payee to any Person.

         THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
                                       WESTERN DIGITAL CORPORATION,


                                       a Delaware corporation
                                       By:
                                            ------------------------------------
                                            Steven M. Slavin
                                            Vice President, Taxes and Treasurer

                               EXHIBIT 1.1(b)(ii)


                             FORM OF SWING LINE NOTE

$10,000,000                                                    ________ __, 2000

                  FOR VALUE RECEIVED, the undersigned, Western Digital Corporation, a Delaware corporation ("Borrower"), hereby promises to pay to the order of General Electric Capital Corporation, a New York corporation ("GE Capital"), for its own account as Swing Line Lender under the Credit Agreement (defined below), or its assigns, at the offices of GE Capital, as administrative agent (in such capacity, "Administrative Agent" or "Agent") for the lenders under the Credit Agreement, at its address at 350 South Beverly Drive, Suite 200, Beverly Hills, California 90212, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of TEN MILLION DOLLARS ($10,000,000), or such lesser principal amount as may be from time to time outstanding pursuant to the Credit Agreement with respect to the Swing Line Loan.

                  Capitalized terms or matters of construction defined or established in Annex A to the Credit Agreement of even date herewith by and among Borrower, the other Credit Parties party thereto, Lenders, Agent and Bank of America, N.A., as documentation agent for Lenders ("Documentation Agent"; Administrative Agent and Documentation Agent are collectively referred to as "Co-Agents" and each, a "Co-Agent") (including all annexes, exhibits and schedules thereto, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") shall be applied herein as defined or established therein. This Swing Line Note ("Note") is issued pursuant to the Credit Agreement, is the "Swing Line Note" referred to therein, and is entitled to the benefit and security of the Loan Documents provided for therein, to which a reference is hereby made for a statement of all of the terms and conditions under which the Swing Line Loan is made and is to be repaid. All of the terms, covenants and conditions of the Credit Agreement and all other Instruments evidencing or securing the Indebtedness hereunder, including the Loan Documents, are hereby made a part of this Note and are deemed incorporated herein in full. The date and amount of each Swing Line Advance made by Swing Line Lender to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof shall be recorded by Agent on its books and records; provided, that the failure by Agent to make any such recordation shall not affect the obligations of Borrower to make payment when due of any amount owing under the Loan Documents in respect of the Swing Line Advances made by Swing Line Lender to Borrower.

                  The principal amount of the Indebtedness from time to time evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement and, if not sooner paid in full, on the Commitment Termination Date. Interest on the outstanding principal amount of this Note shall be paid until such principal amount is paid in full at such rates of interest, including the Default Rate, if applicable, and at such times as are specified in the Credit Agreement.

                  Except as otherwise provided in the Credit Agreement, if any payment or prepayment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  Upon the occurrence and during the continuance of an Event of Default, this Note may, without demand, notice or legal process of any kind, as provided in the Credit Agreement, be declared, and upon such declaration immediately shall become, or upon certain circumstances set forth in the Credit Agreement may become without declaration, due and payable.

                  Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower waives presentment, demand, protest, and notice of nonpayment and protest.

                  Except as provided in the Credit Agreement, this Note may not be assigned by Swing Line Lender to any Person.

                  THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
                                       WESTERN DIGITAL CORPORATION,
                                       a Delaware corporation



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

                                 EXHIBIT 1.5(e)

                       (NOTICE OF CONVERSION/CONTINUATION)

                                     [DATE]
General Electric Capital Corporation
350 South Beverly Drive, Suite 200
Beverly Hills, CA 90212

Attention:  Account Manager (Western Digital)

                  Re:      Western Digital Corporation

Ladies and Gentlemen:

                  Reference is hereby made to that certain Credit Agreement dated as of June __, 2000, (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Western Digital Corporation, a Delaware corporation ("Borrower"), the other Credit Parties party thereto, the Lenders from time to time signatory thereto, General Electric Capital Corporation, as administrative agent, and Bank of America, N.A., as documentation agent. Capitalized terms or matters of construction defined or established in Annex A to the Credit Agreement shall be applied herein as defined or established therein.

                  Borrower hereby gives irrevocable notice, pursuant to Section 1.5(e) of the Credit Agreement, of the following request to:

                  [OPTION A: on [ DATE ] convert [$__________] of the aggregate outstanding principal amount of the [__________] Loan made to [_______________], bearing interest by reference to the [______] Rate, into a(n) [_________] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [__] month(s)].

                  [OPTION B:  on [  DATE   ] continue [$__________] of the
aggregate outstanding principal amount of the [__________] Loan made to [_______________], bearing interest by reference to the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [__] month(s).]


                  Borrower hereby represents and warrants that the conditions in
Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, both before and after giving effect thereto, and hereby confirms the granting of the Liens to Agent, for the benefit of Co-Agents and Lenders, pursuant to the Collateral Documents.
                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, Borrower has caused this Notice of Conversion/Continuation to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                       WESTERN DIGITAL CORPORATION
                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

                                 EXHIBIT 9.1(a)

                          FORM OF ASSIGNMENT AGREEMENT

                  This Assignment Agreement (this "Agreement") is made as of ___________ __, ____ by and between __________________________________
("Assignor Lender") and ________________________ ("Assignee Lender") and acknowledged and consented to by (i) General Electric Capital Corporation, as administrative agent (in such capacity, "Administrative Agent" or "Agent") (ii) Bank of America, N.A., as documentation agent (in such capacity, "Documentation Agent"; Administrative Agent and Documentation Agent are collectively referred to as "Co-Agents" and each, a "Co-Agent") for lenders ("Lenders"), and (iii) Western Digital Corporation, as borrower ("Borrower") from time to time parties to the Credit Agreement (as defined below). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement.
                                    RECITALS:

         A. Western Digital Corporation, a Delaware corporation ("Borrower"), the other Credit Parties thereto, Agent, Bank of America, N.A., as documentation agent for Lenders ("Documentation Agent"; Administrative Agent and Documentation Agent are collectively referred to as "Co-Agents" and each, a "Co-Agent"), Assignor Lender and the other Lenders signatory thereto have entered into that certain Credit Agreement dated as of June __, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which Assignor Lender has agreed to extend certain financial accommodations to or for the direct or indirect benefit of Borrower.

         B. Assignor Lender desires to assign to Assignee Lender [ALL/A PORTION] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [ALL/A PORTION] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral.

         C. Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender.

         D. Assignee Lender desires to appoint Agent to serve as administrative agent and appoint Documentation Agent as documentation agent for Assignee Lender under the Credit Agreement.

                                    AGREEMENT
                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.       ASSIGNMENT, DELEGATION, AND ACCEPTANCE

                  1.1 Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [ALL/SUCH PERCENTAGE] of Assignor Lender's right, title, and interest in [THE REVOLVING LOAN ], [LETTER OF CREDIT OBLIGATIONS], Loan Documents and Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender's Loans             Principal Amount             Pro Rata Share
-----------------------             ----------------             --------------
    Revolving Loan                   $____________                    ____%

                  1.2 Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [ALL/A PORTION] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/___%] of Assignor Lender's Revolving Loan Commitment (such percentage representing a commitment of $ ___________).

                  1.3 Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.


                  1.4 Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [THE DATE OF THIS AGREEMENT] ("Effective Date") and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). [INTEREST AND FEES ACCRUED PRIOR TO THE EFFECTIVE DATE ARE FOR THE ACCOUNT OF ASSIGNOR LENDER, AND INTEREST AND FEES ACCRUED FROM AND AFTER THE EFFECTIVE DATE ARE FOR THE ACCOUNT OF ASSIGNEE LENDER.]

2.       INITIAL PAYMENT AND DELIVERY OF NOTES

                  2.1 Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [TOGETHER WITH ACCRUED INTEREST, FEES AND OTHER AMOUNTS AS SET FORTH ON SCHEDULE 2.1] (the "Assigned Amount").

                  2.2 Payment of Assignment Fee. [ASSIGNOR LENDER AND/OR ASSIGNEE LENDER] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the "Assignment Fee") as required pursuant to Section 9.1(a) of the Credit Agreement.

                  2.3 Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrower and Agent will obtain from Borrower for delivery to [ASSIGNOR LENDER AND] Assignee Lender, new executed Notes evidencing Assignee Lender's [AND ASSIGNOR LENDER'S RESPECTIVE] Pro Rata Share[S] in the Revolving Loans after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the [APPLICABLE] Commitment [OF THE LENDER TO WHOM SUCH NOTE IS ISSUED] OR [THE ASSIGNEE LENDER].

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS

                  3.1 Assignee Lender's Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Co-Agents:

                           (a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

                           (b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

                           (c)      Assignee Lender is familiar with
         transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

                           (d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party's creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

                           (e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, that at all times the distribution of Assignee Lender's property shall, subject to the terms of the Credit Agreement, be and remain within its control;

                          (f) No future assignment or participation granted by Assignee Lender pursuant to Section 9.1 of the Credit Agreement will require Assignor Lender, any Co-Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;


                           (g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

                           (h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of each Co-Agent; and

                           (i)      As of the Effective Date, Assignee Lender
         (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof [, (ii) IS NOT SUBJECT TO CAPITAL ADEQUACY OR SIMILAR REQUIREMENTS UNDER SECTION 1.16(a) OF THE CREDIT AGREEMENT,
         (iii) DOES NOT REQUIRE THE PAYMENT OF ANY INCREASED COSTS UNDER SECTION 1.16(b) OF THE CREDIT AGREEMENT, AND (iv) IS NOT UNABLE TO FUND LIBOR LOANS UNDER SECTION 1.16(c) OF THE CREDIT AGREEMENT,] and Assignee Lender will indemnify each Co-Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender's failure to fulfill its obligations under the terms of Section 1.15(c) of the Credit Agreement [OR FROM ANY OTHER INACCURACY IN THE FOREGOING].

[DRAFTING NOTE: THE REPS IN CLAUSES (ii) THROUGH (iv) CAN BE DELETED FOR ASSIGNMENTS WHEN AN EVENT OF DEFAULT EXISTS AND IS CONTINUING UNDER THE CREDIT AGREEMENT].

                  3.2 Assignor Lender's Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

                           (a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

                           (b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;


                           (c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

                           (d)      Assignor Lender has full power and
         authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

                           (e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

                           (f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.       LIMITATIONS OF LIABILITY

                  Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the

Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.       FAILURE TO ENFORCE

                  No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.       NOTICES

                  Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.       AMENDMENTS AND WAIVERS

                  No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.       SEVERABILITY

                  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.       SECTION TITLES

                  Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.      SUCCESSORS AND ASSIGNS

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.      APPLICABLE LAW

                  THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.      COUNTERPARTS

                  This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.
                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

"ASSIGNEE LENDER"                          "ASSIGNOR LENDER"

-------------------------------------      -------------------------------------




By:                                        By:
   ----------------------------------         ----------------------------------
Title:                                     Title:
      -------------------------------            -------------------------------

Notice Address:                            Notice Address:

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------






ACKNOWLEDGED AND CONSENTED TO:

"CO-AGENT"                                 "CO-AGENT"
GENERAL ELECTRIC CAPITAL                   BANK OF AMERICA, N.A.


CORPORATION
By:                                        By:
   ----------------------------------         ----------------------------------
         Robert S. Yasuda                  Name:
                                                --------------------------------

         Duly authorized Signatory         Title:
                                                 -------------------------------

"BORROWER"


WESTERN DIGITAL CORPORATION
By:
   ----------------------------------
Name:
     --------------------------------

Title:
      -------------------------------

                                  SCHEDULE 2.1

Assignor Lender's Loans


Principal Amount


Revolving Loan                      $
                                     ----------------

Subtotal                            $
                                     ----------------

Accrued Interest                    $
                                     ----------------

Unused Line Fee                     $
                                     ----------------

Other + or -                        $
                                     ----------------

Total                               $
                                     ================
All determined as of the Effective Date.